                                                                     Exhibit 4.1

                                                              Conformed Document

                                Master Trust Deed







                              Date: 8 October 1997


             (Incorporating Deed of Amendment dated 17 October 1997)





                  Securitisation Advisory Services Pty Limited

                                     Manager





                        Perpetual Trustee Company Limited

                                     Trustee








                                   CLAYTON UTZ
                             Solicitors & Attorneys
                                  Levels 27-35
                              No.1 O'Connell Street
SY                          (C) Copyright Clayton Utz
                                  DNEY NSW 2000

                                TABLE OF CONTENTS

Clause                                                                                                             Page
1.           DEFINITIONS AND INTERPRETATION                                                                           1

1.1          Definitions                                                                                              1
1.2          Interpretation                                                                                          11
1.3          Series Supplements                                                                                      13
1.4          Business Day                                                                                            13

2.           APPOINTMENT OF TRUSTEE AND MANAGER                                                                      13

2.1          Appointment of Trustee                                                                                  13
2.2          Appointment of Manager                                                                                  13

3.           DECLARATION OF TRUST AND CONSTITUTION OF THE
             SERIES TRUSTS                                                                                           14

3.1          Declaration of Trust                                                                                    14
3.2          Date of Constitution of First Series Trust                                                              14
3.3          Date of Constitution of Additional Series Trusts                                                        14
3.4          Name of Series Trusts                                                                                   14
3.5          No limit to number of Series Trusts                                                                     14
3.6          Commencement and Termination of Series Trusts                                                           14

4.           UNITS IN A SERIES TRUST                                                                                 15

4.1          Beneficial Interest in a Series Trust Divided into Units                                                15
4.2          Nature of a Unit                                                                                        15
4.3          Units May be Divided into Classes                                                                       15
4.4          Rights and Entitlements of Units                                                                        15
4.5          Restrictions on Units                                                                                   15
4.6          Distributions to Unitholders                                                                            15

5.           SERIES SUPPLEMENT                                                                                       15

5.1          Contents of Series Supplement - Mandatory                                                               15
5.2          Contents of Series Supplement - Optional                                                                17
5.3          Manager Must Deliver Proposed Series Supplement to Trustee                                              18
5.4          Execution of the Series Supplement                                                                      18

6.           SECURITIES                                                                                              18

6.1          Acknowledgement of Indebtedness                                                                         18

                                                                             (i)

                                TABLE OF CONTENTS

Clause                                                                                                             Page
6.2          Terms of Securities                                                                                     18
6.3          Payment Entitlement of Securityholders                                                                  18
6.4          No Limit on Securities                                                                                  18
6.5          Excluded Issue, Offer or Invitation only                                                                18
6.6          Denomination of Securities                                                                              19
6.7          Securities Not Invalid if Issued in Breach                                                              19
6.8          Location of Securities                                                                                  19
6.9          No Discrimination between Securityholders                                                               19

7.           LIMITS ON RIGHTS OF INVESTORS                                                                           19

7.1          Limitation on Entitlement of Investors                                                                  19
7.2          Subordination of Unitholder's Interest to Securityholder Entitlement                                    20
7.3          Further Limit on Interest of Securityholders                                                            21
7.4          No Other Relationship                                                                                   21
7.5          Investors Bound by this Deed                                                                            21
7.6          Investors Not Liable                                                                                    21
7.7          Covenant Not to Claim against Investors                                                                 21

8.           PROCEDURE FOR THE ISSUE OF SECURITIES                                                                   22

8.1          Issue of Securities                                                                                     22
8.2          Manager's Power to Negotiate Terms of Securities                                                        22
8.3          Dealer Agreement                                                                                        22
8.4          Further Issues of Securities                                                                            22
8.5          Issue of Unrated Securities                                                                             23
8.6          Issue of Security                                                                                       23

9.           REGISTER                                                                                                23

9.1          Establishment of Register                                                                               23
9.2          Details on Register                                                                                     23
9.3          Correctness of the Register                                                                             24
9.4          Notification of Change by Investors                                                                     24
9.5          Inspection of the Register                                                                              24
9.6          Copy of Register for Manager                                                                            24
9.7          Closure of the Register                                                                                 24
9.8          Closed to calculate Investor Entitlements                                                               25
9.9          Non-recognition of Equitable Interests                                                                  25
9.10         Appointment of Third Party Registrar                                                                    25
9.11         Manager to Provide Information                                                                          25

                                                                            (ii)

                                TABLE OF CONTENTS

Clause                                                                                                             Page
9.12         Conclusiveness of Register                                                                              25
9.13         Rectification of Register                                                                               26

10.          TRANSFER OF SECURITIES AND UNITS                                                                        26

10.1         No Restriction on Transfer                                                                              26
10.2         Form of Transfer                                                                                        26
10.3         Execution of Transfer                                                                                   26
10.4         Restrictions on Transfer                                                                                26
10.5         Trustee May Refuse to Register                                                                          27
10.6         Trustee Not Bound to Give Reasons                                                                       27
10.7         Registration of Transferee as Investor                                                                  27
10.8         No Transfer if Register Closed                                                                          27
10.9         Rights and Obligations of Transferee                                                                    28
10.10        Receipt of Transfers                                                                                    28
10.11        Transfer Received When Register Closed                                                                  28
10.12        Issue of Certificate                                                                                    28
10.13        Execution of Certificate                                                                                28
10.14        Worn Out or Lost Certificate                                                                            29
10.15        Payments to Transferee                                                                                  29
10.16        Marked Security Transfers                                                                               29
10.17        Reliance on Documents                                                                                   29
10.18        Specimen Signatures                                                                                     30
10.19        Persons Entitled on Transmission                                                                        30
10.20        Registration on Transmission                                                                            30
10.21        Notice of Election                                                                                      30
10.22        Rights of Transmittee Prior to Registration                                                             30

11.          BANK ACCOUNTS                                                                                           30

11.1         Separate Bank Accounts for each Series Trust                                                            30
11.2         Additional Bank Accounts                                                                                30
11.3         Comply with Requirements of Series Supplement                                                           31
11.4         Identifying Name of Bank Account                                                                        31
11.5         Restricted use of Bank Account                                                                          31
11.6         Operation of Bank Account                                                                               31
11.7         Manager, Nominated Servicer and Nominated Seller Not to Deal with
             Bank Accounts                                                                                           31
11.8         Payment of Moneys Into Bank Account                                                                     31
11.9         Withdrawals                                                                                             32

                                                                           (iii)

                                TABLE OF CONTENTS

Clause                                                                                                             Page
12.          INVESTMENT OF TRUST FUNDS                                                                               32

12.1         Principal Investment Policy                                                                             32
12.2         Investment Proposals                                                                                    32
12.3         Maturity of Authorised Short-Term Investments                                                           33
12.4         Limitation on Acquisition of Authorised Short-Term Investments                                          33
12.5         No Sale of Authorised Short-Term Investments Prior to their Maturity
             Date                                                                                                    33
12.6         Voting Rights of Investments                                                                            34
12.7         Assets and Liabilities of Series Trust                                                                  34
12.8         No Aggregation of Liabilities                                                                           34
12.9         Designation and Discharge of Liabilities                                                                35
12.10        No Mixture of Assets                                                                                    35
12.11        No Co-mingling                                                                                          35
12.12        Series Trusts and Other Trusts                                                                          35

13.          INCOME AND CAPITAL OF A SERIES TRUST                                                                    35

13.1         Determination of Net Accounting Income                                                                  35
13.2         Determination of Net Tax Income                                                                         36
13.3         Manager to Make Allocations                                                                             36
13.4         Present Entitlement                                                                                     36

14.          REPRESENTATIONS AND WARRANTIES                                                                          36

14.1         General Representations and Warranties                                                                  36
14.2         Repetition of Representations and Warranties                                                            37

15.          MANAGER'S DUTIES AND UNDERTAKINGS                                                                       37

15.1         Manager's General Duty                                                                                  37
15.2         Manager's Covenants                                                                                     37
15.3         Manager to have discretion                                                                              39
15.4         Act on Expert Advice                                                                                    39
15.5         Negotiation in Relation to Support Facilities                                                           40
15.6         Monitor Support Facilities                                                                              40
15.7         Manager's Power to Delegate                                                                             40
15.8         Manager May Replace or Suspend Attorneys                                                                40
15.9         Manager Remains Liable for its Agents                                                                   41
15.10        No Power to bind Trustee, Nominated Servicer or Nominated Seller                                        41
15.11        Indemnity for Legal costs                                                                               41
15.12        Indemnity for Legal Costs for Alleged Default                                                           41

                                                                            (iv)

                                TABLE OF CONTENTS

Clause                                                                                                             Page
15.13        Extent of Liability of Manager                                                                          42
15.14        Right of Indemnity                                                                                      42
15.15        Further Limitation of Liability of Manager                                                              42
15.16        Neither Manager nor Delegate liable                                                                     42

16.          TRUSTEE'S POWERS, DUTIES, COVENANTS, INDEMNITIES
             AND LIABILITIES                                                                                         43

16.1         Trustee's Powers                                                                                        43
16.2         Act in Interests of Unitholders and the Securityholders                                                 43
16.3         Trustee's Covenants                                                                                     43
16.4         Specific Powers of Trustee                                                                              44
16.5         Refusal to Exercise Powers                                                                              47
16.6         Act on Expert Advice                                                                                    47
16.7         Absolute Discretion                                                                                     48
16.8         Delegation of Duties of Trustee                                                                         48
16.9         Related Body Corporate of the Trustee                                                                   48
16.10        Indemnity of Trustee                                                                                    48
16.11        Trustee Indemnified for Costs etc                                                                       49
16.12        General Business Costs of Trustee                                                                       51
16.13        Series Trust Creditors                                                                                  51
16.14        If Trustee Fails to Exercise Care                                                                       51
16.15        Variation of clause 16.14                                                                               52
16.16        No Restriction on Action                                                                                52
16.17        Limited Recourse of Series Trust Creditors                                                              52
16.18        Limitation of Liability of Trustee                                                                      53
16.19        Neither Trustee nor Delegate Liable                                                                     53
16.20        Legal Proceedings                                                                                       54
16.21        Proceedings in Respect of Series Trust or Series Trust Asset                                            54
16.22        Consents to Legal Proceedings                                                                           55
16.23        Registration and Holding of Investments                                                                 55
16.24        Limitation of Trustee's Personal Liability                                                              56
16.25        No Liability for Breach by Custodian of Custodial Role                                                  56
16.26        Incur Costs Without Approval                                                                            56
16.27        No Liability for Non-payment                                                                            56
16.28        No Duty to Investigate                                                                                  56

17.          FURTHER PROVISIONS REGARDING POWERS ETC.                                                                56

17.1         Limitation of liability of Trustee and Manager                                                          56
17.2         Dealings with Series Trust                                                                              57

                                                                             (v)

                                TABLE OF CONTENTS

Clause                                                                                                             Page
17.3         Application of clause 17.2                                                                              58
17.4         Signatures                                                                                              58
17.5         Dealings with Instruments                                                                               58
17.6         Disclosure of Information                                                                               59

18.          REMUNERATION OF MANAGER AND TRUSTEE                                                                     59

18.1         Management Fee                                                                                          59
18.2         Trustee Fee                                                                                             59

19.          RETIREMENT OF TRUSTEE                                                                                   59

19.1         Trustee Must Retire                                                                                     59
19.2         Manager May Require the Trustee to Retire                                                               60
19.3         Manager May Remove Trustee from Office                                                                  60
19.4         Trustee May Retire                                                                                      60
19.5         Substitute Trustee                                                                                      61
19.6         Release of Trustee                                                                                      61
19.7         Rating Agencies Advised                                                                                 61
19.8         Indemnity                                                                                               61
19.9         Assets to Vest in Substitute Trustee                                                                    62
19.10        Restriction on Security issues                                                                          62

20.          MANAGER DEFAULT AND RETIREMENT OF MANAGER                                                               62

20.1         Manager Default                                                                                         62
20.2         Replacement of Manager                                                                                  62
20.3         Retirement of Manager                                                                                   62
20.4         Appointment of Substitute Manager                                                                       63
20.5         Trustee to act as Manager                                                                               63
20.6         Settlement of Amounts Owing by Trustee to the Manager                                                   63
20.7         Payments to Manager                                                                                     63
20.8         Manager to Provide Full Co-operation                                                                    63
20.9         Indemnity                                                                                               63

21.          AUDITOR                                                                                                 64

21.1         Appointment                                                                                             64
21.2         Qualification of Auditors                                                                               64
21.3         Remuneration                                                                                            64
21.4         Removal                                                                                                 64
21.5         Auditor May Retire                                                                                      64

                                                                            (vi)

                                TABLE OF CONTENTS

Clause                                                                                                             Page
21.6         Trustee to Appoint New Auditor                                                                          64
21.7         Auditor May be Auditor of Nominated Servicer, Manager or Trustee                                        64
21.8         Access to Working Papers                                                                                65
21.9         Scope of Audit Duties                                                                                   65
22.          ACCOUNTS AND AUDIT                                                                                      65

22.1         Maintenance of Accounting Records                                                                       65
22.2         Accounts                                                                                                66
22.3         Audit of Accounts                                                                                       66
22.4         Information to Auditor                                                                                  66
22.5         Availability of Audited Accounts                                                                        66
22.6         Statutory Returns                                                                                       66

23.          PAYMENTS TO INVESTORS                                                                                   67

23.1         Methods of Payment                                                                                      67
23.2         Satisfaction and Discharge                                                                              67
23.3         Cheques and Notices                                                                                     67
23.4         No Interest on Payment of Amounts to Investors After Due Date                                           67
23.5         Deduction of Taxes                                                                                      68
23.6         Rounding Down of Payments                                                                               68
23.7         Payments Netting                                                                                        68

24.          NOTICES                                                                                                 68

24.1         Notices                                                                                                 68
24.2         Initial addresses                                                                                       69
24.3         Deemed Receipt                                                                                          69
24.4         Notices to Investors                                                                                    69
24.5         Information to Rating Agency by Manager                                                                 70
24.6         Manager to Notify Rating Agencies                                                                       70
24.7         Late Notice                                                                                             71

25.          AMENDMENT TO TRUST DEED AND SERIES SUPPLEMENT                                                           71

25.1         Supplemental Deed of Variation                                                                          71
25.2         Amendments Prejudicial to Unitholders of a Class                                                        72
25.3         Amendments Prejudicial to all Unitholders of a Series Trust                                             72
25.4         Amendments Prejudicial to Securityholders of a Class                                                    72
25.5         Amendments Prejudicial to all Securityholders of a Series Trust                                         72
25.6         Manager's Certificate Relating to Rating of Securities                                                  73

                                                                           (vii)

                                TABLE OF CONTENTS

Clause                                                                                                             Page
25.7         No Variation may Contradict Transaction Documents                                                       73

26.          MEETINGS OF INVESTORS                                                                                   73

26.1         Convening of Meetings by Manager or Trustee                                                             73
26.2         Notice of Meetings                                                                                      73
26.3         Chairman                                                                                                74
26.4         Quorum                                                                                                  74
26.5         Adjournment                                                                                             74
26.6         Voting Procedure                                                                                        75
26.7         Right to Attend and Speak                                                                               76
26.8         Appointment of proxies                                                                                  76
26.9         Corporate Representatives                                                                               77
26.10        Rights of Representatives                                                                               77
26.11        Powers of a Meeting of Securityholders                                                                  77
26.12        Extraordinary Resolution Binding on Relevant Investors                                                  78
26.13        Minutes and Records                                                                                     78
26.14        Written resolutions                                                                                     78
26.15        Further Procedures for Meetings                                                                         79

27.          MISCELLANEOUS                                                                                           79

27.1         Inspection of Transaction Documents                                                                     79
27.2         Certificates by Manager                                                                                 79
27.3         Waivers, Remedies Cumulative                                                                            79
27.4         Rights Cumulative                                                                                       80
27.5         Retention of Documents                                                                                  80
27.6         Governing Law                                                                                           80
27.7         Jurisdiction                                                                                            80
27.8         Severability of Provisions                                                                              80
27.9         Counterparts                                                                                            80
27.10        No Revocation of Power of Attorney                                                                      80

                                                                          (viii)

THIS MASTER TRUST DEED is made in the Australian Capital Territory on 8 October 1997

BETWEEN SECURITISATION ADVISORY SERVICES PTY LIMITED, ACN 064 133 946, a company incorporated in the State of New South Wales and having an office at Level 8, 48 Martin Place, Sydney (hereinafter included in the expression the "Manager")

AND PERPETUAL TRUSTEE COMPANY LIMITED, ACN 000 001 007, a company incorporated in the State of New South Wales and having an office at Level 3, 39 Hunter Street, Sydney (hereinafter included in the expression the "Trustee")

RECITALS:

A. It is intended by this Deed to provide for the establishment of an initial Series Trust and for the possible future establishment of further Series Trusts, to be collectively known as the "Medallion Trusts" (or such other name as may from time to time be agreed between the Trustee and Manager, subject to any approvals required by law).

B. Each Series Trust will be established for the purpose of securitising pools of Approved Financial Assets that may be assigned from time to time by a Nominated Seller to the Trustee in its capacity as trustee of the Series Trust.

C. If the Trustee in its capacity as trustee of a Series Trust acquires a pool of particular Approved Financial Assets from a Nominated Seller, it will fund its acquisition of these by the issue of Securities in its capacity as trustee of the Series Trust.

D. The Trustee and the Manager have agreed to act as trustee and manager respectively of each Series Trust on the terms and conditions of this Deed and the Series Supplement relating to that Series Trust.

THIS DEED PROVIDES as follows:

 1.    DEFINITIONS AND INTERPRETATION

 1.1   Definitions

       In this Deed, unless the contrary intention appears:

       "1997-1 Series Supplement" means the first Series Supplement executed in accordance with this Deed.

       "Accounts" has the same meaning as given to "accounts" in section 9 of the Corporations Law.

       "Approved Accounting Standards" means:

                                                                              1.

       (a) the accounting standards from time to time approved under the Corporations Law;

       (b) the requirements of the Corporations Law in relation to the preparation and content of accounts; and

       (c) generally accepted accounting principles and practices in Australia, consistently applied, except where inconsistent with the standards or requirements referred to in paragraphs (a) or
              (b).

       "Approved Financial Assets" means any chose in action, whether present or future, relating to any indebtedness, borrowing, credit, money advanced, negotiable or other instrument, receivable, financial accommodation of whatever nature or any other thing or matter whatsoever and includes, where the context permits, any document, instrument or thing evidencing such chose in action, any guarantee, indemnity or Security Interest, insurance policy or other document or instrument securing or relating in any way to such chose in action and all rights, benefits, title and receipts to or of any of the foregoing.

       "Assets" in relation to a Series Trust or Other Trust means all assets and property, real and personal (including choses in action and other rights), tangible and intangible, present or future, held by the Trustee as trustee of the Series Trust or Other Trust, as the case may be, from time to time.

       "Auditor" in relation to a Series Trust means the auditor for the time being of that Series Trust appointed under clause 21.

       "Austraclear" means Austraclear Limited or Austraclear Services Limited (including, where applicable, the computer based system for holding Securities and recording and settling transactions in those Securities between members of that system maintained by Austraclear).

       "Australian Dollars" and "$" means the lawful currency for the time being of the Commonwealth of Australia.

       "Authorised Short-Term Investments" in relation to a Series Trust means:

       (a) bonds, debentures, stock or treasury bills issued by or notes or other securities issued by the Commonwealth of Australia or the government of any State or Territory of the Commonwealth of Australia;

       (b) deposits with, or the acquisition of certificates of deposit issued by, a Bank;

       (c) bills of exchange, which at the time of acquisition have a maturity date of not more than 200 days accepted, drawn on or endorsed (with recourse) by a Bank;

       (d) debentures or stock of any public statutory body constituted under the laws of the Commonwealth of Australia or any State or Territory of the Commonwealth where the repayment of the principal secured and the interest payable on that principal is

                                                                              2.

              guaranteed by the Commonwealth or the State or Territory;

       (e) any other investments which are specified as Authorised Short-Term Investments in the Series Supplement relating to the Series Trust,

       in each case denominated in Australian Dollars.

       "Authorised Officer" means:

       (a) in relation to the Trustee, a director, secretary or any person whose title contains the word or words "manager" or "chief executive officer" or a person performing the functions of any of them; and

       (b) in relation to the Nominated Seller or a Nominated Servicer, any person appointed by the Nominated Seller or the Nominated Servicer to act as an Authorised Officer of the Nominated Seller of Services for the purposes of the Transaction Documents; and

       (c) in relation to the Manager, any person appointed by the Manager to act as an Authorised Officer of the Manager for the purposes of the Transaction Documents.

       "Authorised Trustee Corporation" has the same meaning as given to "authorised trustee corporation" in section 9 of the Corporations Law.

       "Bank" has the same meaning as given to "Australian bank" in section 9 of the Corporations Law.

       "Borrowing" means the borrowing or raising of money and the procuring of financial accommodation and "Borrow" has an equivalent meaning.

       "Business Day" means a day on which Banks are open for business in Sydney, but does not include a Saturday, a Sunday or a public holiday.

       "Certificate" means a Security Certificate or a Unit Certificate (as the case may be).

       "Charge" in relation to a Series Trust means the charge provided for in the Security Trust Deed for that Series Trust (if any).

       "Class" in relation to Securities or Units of a Series Trust means Securities or Units (as the case may be) having as amongst themselves the same rights or restrictions with regard to payments voting or otherwise and "Class" in relation to the Securityholders or Unitholders of a Series Trust has a corresponding meaning.

       "Closing Date" in relation to a Series Trust means the date specified as the Closing Date in the Series Supplement for the Series Trust.

       "Credit Enhancement" in relation to a Series Trust means any security, support, rights or benefits

                                                                              3.

       made available to the Trustee in its capacity as trustee of the Series Trust in support of or in substitution for any Assets of the Series Trust or income or benefits arising in respect of such Assets and includes anything specified as a Credit Enhancement in the Series Supplement for the Series Trust.

       "Creditor" in relation to a Series Trust means a creditor of the Trustee in its capacity as trustee of the Series Trust (including, without limiting the generality of the foregoing, the Securityholders, the Manager, the Nominated Seller and the Nominated Servicer in relation to the Series Trust).

       "Custodian" in relation to a Series Trust has the meaning (if any) given to it in the Series Supplement for that Series Trust.

       "Cut-Off Date" in relation to a Series Trust means the date specified as the Cut-Off Date in the Series Supplement for the Series Trust.

       "Dealer Agreement" in relation to a Series Trust means each agreement or deed containing provisions relating to the manner in which Securities (or a Class of Securities) will be issued by the Trustee as trustee of that Series Trust.

       "Extraordinary Resolution" in relation to the Investors, the Securityholders, a Class of Securityholders, the Unitholders or a Class of Unitholders (as the case may be) means:

       (a) a resolution passed at a meeting of the Investors, the Securityholders, the Class of Securityholders, the Unitholders or the Class of Unitholders (as the case may be) convened and held in accordance with clause 26 by a majority consisting of not less than three quarters of the votes cast thereat; or

       (b) a resolution in writing pursuant to clause 26.14 signed by all the Investors, the Securityholders, the Class of Securityholders, the Unitholders or the Class of Unitholders (as the case may be).

       "Financial Year" in relation to a Series Trust means the period of 12 months ending on the 30th day of June in any year or such other period that is the year of income of the Series Trust for the purposes of the Tax Act, provided that:

       (a) the first Financial Year of a Series Trust is the period commencing on the date of the constitution of the Series Trust and ending on the next succeeding 30th day of June or the last day of the then current period which is the year of income of the Series Trust for the purposes of the Tax Act; and

       (b) the last Financial Year of a Series Trust is the period to the date of termination of the Series Trust from the immediately preceding 1st day of July or the commencement of the then year of income of the Series Trust for the purposes of the Tax Act.

       "Governmental Agency" means the Federal Government of the Commonwealth of Australia,

                                                                              4.

       the Government of any State or Territory of the Commonwealth of Australia, the Government of any other country or political subdivision thereof and any minister, department, office, commission, instrumentality, agency, board, authority or organ of any of the foregoing or any delegate or person deriving authority from any of the foregoing.

       "Hedge Agreement" in relation to a Series Trust means any interest rate or currency swap, option, cap, collar, forward rate agreement or other similar arrangement entered into by the Trustee as trustee of the Series Trust and includes anything specified to be a Hedge Agreement in the Series Supplement for the Series Trust.

       "Insolvency Event" in relation to a body corporate means any of the following events:

       (a)    an order is made that the body corporate be wound up;

       (b) a liquidator, provisional liquidator, controller (as defined in the Corporations Law) or administrator is appointed in respect of the body corporate or a substantial portion of its assets whether or not under an order;

       (c) except to reconstruct or amalgamate on terms reasonably approved by the Trustee (or in the case of a reconstruction or amalgamation of the Trustee, on terms reasonably approved by the Manager), the body corporate enters into, or resolves to enter into, a scheme of arrangement, deed of company arrangement or composition with, or assignment for the benefit of, all or any class of its creditors;

       (d) the body corporate resolves to wind itself up, or otherwise dissolve itself, or gives notice of its intention to do so, except to reconstruct or amalgamate on terms reasonably approved by the Trustee (or in the case of a reconstruction or amalgamation of the Trustee, except on terms reasonably approved by the Manager) or is otherwise wound up or dissolved;

       (e)    the body corporate is or states that it is insolvent;

       (f) as a result of the operation of section 459F(1) of the Corporations Law, the body corporate is taken to have failed to comply with a statutory demand;

       (g) the body corporate takes any step to obtain protection or is granted protection from its creditors, under any applicable legislation;

       (h) any writ of execution, attachment, distress or similar process is made, levied or issued against or in relation to a substantial portion of the body corporate's assets and is not satisfied or withdrawn or contested in good faith by the body corporate within 21 days; or

       (i) anything analogous or having a substantially similar effect to any of the events specified above happens under the law of any applicable jurisdiction.

                                                                              5.

       "Interest Entitlement" in relation to a Security issued by the Trustee as trustee of a Series Trust and an Interest Payment Date means the amount of interest accrued in respect of that Security and due for payment on that Interest Payment Date, determined in accordance with the Series Supplement for the Series Trust.

       "Interest Payment Date" in relation to a Security issued by the Trustee as trustee of a Series Trust means each date for the payment of interest under that Security as specified in the Series Supplement for that Series Trust.

       "Investor" means a Securityholder or a Unitholder (as the case may be) and "Investors" in relation to a Series Trust means the Unitholders and Securityholders in relation to that Series Trust.

       "Investor Entitlement" in relation to a Securityholder or a Unitholder (as the case may be) of a Series Trust means the entitlement of the Securityholder or the entitlement of the Unitholder to the payment by the Trustee in its capacity as trustee of the Series Trust of its Securityholder Entitlement or Unitholder Entitlement (as the case may be) as determined in accordance with this Deed and the Series Supplement for the Series Trust.

       "Liabilities" in relation to a Series Trust means all costs, charges, expenses, outgoings and liabilities incurred by the Trustee in its capacity as trustee of the Series Trust and includes, without limiting the generality of the foregoing:

       (a) all fees payable to the Manager, the Trustee and the Nominated Servicer for the Series Trust, in accordance with this Deed and the Series Supplement for the Series Trust;

       (b)    all amounts referred to in clause 16.11 relating to the Series
              Trust;

       (c) all amounts which the Manager, the Nominated Servicer, or the Nominated Seller or the Nominated Servicer for the Series Trust, or any other person is entitled to be paid, reimbursed or indemnified for by the Trustee or out of the Series Trust under this Deed or the Series Supplement for the Series Trust;

       (d) the principal amount of, and any interest, charges and other amounts under, any Borrowing by the Trustee as trustee of the Series Trust.

       "Liquidity Facility" in relation to a Series Trust means any liquidity facility entered into by the Trustee in its capacity as trustee of the Series Trust with a Bank or other financial institution and includes anything specified as a Liquidity Facility in the Series Supplement for the Series Trust.

       "Management Transfer" means the appointment of a new Manager in accordance with clause 20.

       "Manager" means Securitisation Advisory Services Pty Limited or if Securitisation Advisory Services Pty Limited retires or is removed as manager of the Series Trusts, any then Substitute

                                                                              6.

       Manager and includes the Trustee when acting as the Manager in accordance with the terms of this Deed.

       "Manager Default" means the occurrence of any event specified in clause 20.1.

       "Minimum Security Rating" has, in respect of Securities of a Series Trust, the meaning set out in the relevant Series Supplement.

       "Net Tax Income" in relation to a Series Trust for a Financial Year means the net income of the Series Trust for the Financial Year determined in accordance with section 95(1) of the Tax Act.

       "Net Accounting Income" in relation to a Series Trust for a Financial Year means the amount calculated under clause 13.1 for the Series Trust for the Financial Year.

       "Nominated Seller" in relation to a Series Trust means the person who sells or may sell Approved Financial Assets to the Trustee as trustee of the Series Trust as contemplated by the Series Supplement for the Series Trust and who is identified as the Nominated Seller for the Series Trust in its Series Supplement.

       "Nominated Servicer" in relation to a Series Trust at any given time means the person then appointed to act as servicer of the Approved Financial Assets held by the Trustee as trustee of the Series Trust.

       "Other Trust" means each trust (not being a Series Trust) which is established pursuant to the terms of a Series Supplement in accordance with clause 5.2 (b).

       "Payment Date" in relation to a Series Trust means any Interest Payment Date or Principal Payment Date in relation to any Securities issued by the Trustee as trustee of the Series Trust.

       "Payment Entitlement" in relation to a Series Trust means any Interest Entitlement or Principal Entitlement in relation to any Securities issued by the Trustee as trustee of the Series Trust.

       "Principal Entitlement" in relation to a Security issued by the Trustee as trustee of a Series Trust and a Principal Payment Date means the amount of principal in respect of the Security due to be repaid on that Principal Payment Date determined in accordance with the Series Supplement for the Series Trust.

       "Principal Payment Date" in relation to a Security issued by the Trustee as trustee of a Series Trust means each date for the repayment of part or all of the outstanding principal in relation to the Security as determined in accordance with the Series Supplement for the Series Trust.

       "Rating Agency" in relation to a Series Trust has the meaning given to it in the Series Supplement relating to the Series Trust.

       "Register" means the register referred to in clause 9.1.

                                                                              7.

       "Registered Company Auditor" means a person registered as an auditor, or taken to be registered as an auditor, under Part 9.2 of the Corporations Law.

       "Related Body Corporate" in relation to a body corporate means a body corporate which is related to the first mentioned body corporate by virtue of Division 6 of Part 1.2 of the Corporations Law.

       "Relevant Investor" has the meaning set out in clause 26.1.

       "Representative" means:

       (a) a person appointed as a proxy for an Investor pursuant to clause 26.8; and

       (b) without limiting the generality of paragraph (a), in the case of an Investor which is a body corporate, a person appointed pursuant to clause 26.9 by the Investor.

       "Required Credit Rating" in relation to Authorised Short-Term Investments and a Series Trust means the minimum rating that the Authorised Short-Term Investments in relation to that Series Trust must have from each Rating Agency as specified in the Series Supplement for that Series Trust.

       "Secured Creditor" means any person who is a secured creditor (howsoever described) of the Trustee as trustee of a Series Trust under the Security Trust Deed (if any) for the Series Trust.

       "Security" in relation to a Series Trust means a debt security issued by the Trustee as trustee of that Series Trust in accordance with this Deed and the Series Supplement relating to that Series Trust.

       "Security Certificate" in relation to a Series Trust means a certificate in the form specified in the Series Supplement relating to that Series Trust or in such other form as may be agreed from time to time between the Trustee and the Manager.

       "Securityholder" at any given time means the person then appearing in the Register as the holder of a Security.

       "Securityholder Entitlement" in relation to a Security, a Securityholder and a Series Trust means the entitlement of the Securityholder in respect of that Security to the payment by the Trustee in its capacity as trustee of the Series Trust of its Interest Entitlement and Principal Entitlement as determined in accordance with this Deed and the Series Supplement for the Series Trust.

       "Security Interest" means any encumbrance, bill of sale, mortgage, charge, lien, hypothecation, assignment in the nature of security, security interest, title retention, preferential right, trust arrangement, flawed-asset arrangement, contractual right of set off or any other security agreement or arrangement.

                                                                              8.

       "Security Transfer" in relation to a Series Trust means a transfer and acceptance of Securities in the form specified in the Series Supplement relating to that Series Trust or in such other form as may be agreed from time to time between the Trustee and the Manager.

       "Security Trust Deed" in relation to a Series Trust means a Security Trust Deed between the Trustee, the Manager and the Security Trustee under which the Trustee as trustee of the Series Trust grants a charge over some or all of the Assets of the Series Trust in favour of the Security Trustee to be held on trust by the Security Trustee for the Securityholders in relation to that Series Trust and for any other Secured Creditor specified in the Security Trust Deed.

       "Security Trustee" means the person who is for the time being the security trustee under a Security Trust Deed.

       "Series Supplement" in relation to a Series Trust means the deed executed or proposed to be executed (as the case may be) by the Trustee, the Manager, the Nominated Seller and the initial Nominated Servicer for the Series Trust, setting out, amongst other things, the matters required or that may be included by this Deed in respect of that Series Trust.

       "Series Trust" means a trust constituted in the manner contemplated by clauses 3.2 and 3.3.

       "Series 1997-1 Medallion Trust" means the trust with that name established pursuant to this Deed and the 1997-1 Series Supplement.

       "Shared Security" in relation to a Series Trust has the meaning given in the Series Supplement for the Series Trust.

       "Substitute Manager" means at any given time the entity then appointed as Manager under clause 20.

       "Substitute Trustee" means at any given time the entity then appointed as Trustee under clause 19.

       "Support Facility" in relation to a Series Trust means any Credit Enhancement, Hedge Agreement or Liquidity Facility in relation to the Series Trust and includes anything in addition to the foregoing which is specified as a Support Facility in the Series Supplement for the Series Trust.

       "Tax" includes all income tax, withholding tax, stamp, financial institutions, registration and other duties, bank accounts debits tax and other taxes, levies, imposts, deductions and charges whatsoever (including, in respect of any duty imposed on receipts or liabilities of financial institutions, any amounts paid in respect of them to another financial institution) together with interest on them and penalties with respect to them (if any) and charges, fees or other amounts made on or in respect of them.

       "Tax Act" means the Income Tax Assessment Act, 1936 (Commonwealth) or, as the context requires, the Income Tax Assessment Act, 1997 (Commonwealth).

                                                                              9.

       "Termination Date" in relation to a Series Trust means the earliest of the following dates to occur in relation to the Series Trust:

       (a) the date which is 80 years after the date of the constitution of the Series Trust in accordance with this Deed;

       (b) the date on which the Series Trust terminates by operation of statute or by the application of general principles of law; and

       (c) the date upon which the Series Trust terminates in accordance with this Deed or its Series Supplement.

       "Transaction Documents" in relation to each Series Trust means:

       (a)  this Deed;

       (b)    the Series Supplement relating to the Series Trust;

       (c) each document (if any) setting out the terms of any Support Facility in relation to the Series Trust;

       (d)    the Security Trust Deed (if any) relating to the Series Trust;

       (e)    the Dealer Agreement (if any) relating to the Series Trust;

       (f) any other document that is specified as a Transaction Document in the Series Supplement relating to the Series Trust; and

       (g) any other document which is agreed by the Manager and the Trustee to be Transaction Document in relation to the Series Trust.

       "Transfer" means a Security Transfer or a Unit Transfer (as the case may be).

       "Trustee" means Perpetual Trustee Company Limited or if Perpetual Trustee Company Limited retires or is removed as trustee, any then Substitute Trustee and includes the Manager when acting as the Trustee in accordance with the terms of this Deed.

       "Trustee Default" means the occurrence of any events specified in clause 19.1.

       "Unit" means a unit in a Series Trust.

       "Unit Certificate" in relation to a Series Trust means a certificate in the form specified in the Series Supplement relating to that Series Trust or in such other form as may be agreed from time to time between the Trustee and the Manager.

                                                                             10.

       "Unitholder" at any given time means the person then appearing in the Register as a holder of a Unit.

       "Unit Transfer" in relation to a Series Trust means a transfer of a Unit in the form specified in the Series Supplement relating to that Series Trust or in such other form as may be agreed from time to time between the Trustee and the Manager.

       "Unitholder Entitlement" in relation to a Unit, a Unitholder and a Series Trust means the entitlement of the Unitholder in respect of that Unit to the payment by the Trustee in its capacity as trustee of the Series Trust in accordance with this Deed and the Series Supplement for that Series Trust.

 1.2   Interpretation

       In this Deed, unless the contrary intention appears:

       (a)    a reference to this Deed includes the Recitals and Schedules;

       (b) a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

       (c) a reference to a section of a statute, ordinance, code or other law includes any consolidation, amendment, re-enactment or replacement of that section;

       (d) the singular includes the plural and vice versa and words denoting a gender include all other genders;

       (e) the word "person" includes an individual, a body politic, a corporation and a statutory or other authority or association (incorporated or unincorporated);

       (f) a reference to a person includes a reference to the person's executors, administrators, successors, substitutes (including, without limitation, persons taking by novation) and assigns;

       (g) the word "corporation" means any body corporate wherever formed or incorporated including, without limiting the generality of the foregoing, any public authority or any instrumentality of the Crown;

       (h) where a word or phrase has a defined meaning any other part of speech or grammatical form in respect of such word or phrase has a corresponding meaning;

       (i) a reference to any thing (including, without limitation, any amount) is a reference to the whole or any part of it and a reference to a group of persons is a reference to any one or more of them;

                                                                             11.

       (j) if an act prescribed under this Deed to be done by a party on or by a given day is done after 5.30 p.m. on that day, it is to be taken to be done on the following day;

       (k)    references to time are references to Sydney time;

       (l) the expression "certified" by a corporation or person means certified in writing by 2 Authorised Officers of the Corporation or by that person respectively and "certify" and like expressions will be construed accordingly;

       (m) a reference to extinguish includes a reference to rights and interests being surrendered and released;

       (n) a reference to "wilful default" in relation to the Trustee or the Manager, means any wilful failure to comply, or wilful breach by the Trustee or the Manager (as the case may be) of any of its obligations under any Transaction Document, other than a failure or breach which:

              (i)

                     A. arises as a result of a breach by a person other than the Trustee or the Manager (as the case may be) of a Transaction Document; and
                     B. the performance of the action (the non-performance of which gave rise to such breach) is a pre-condition to the Trustee or the Manager (as the case may be) performing the said obligation; or

              (ii) is in accordance with a lawful court order or direction or is otherwise required by law; or

              (iii) is in accordance with a proper instruction or direction of the Securityholders given at a meeting convened under any Transaction Document;

       (o) subject to clause 24.3, the Trustee will only be considered to have knowledge or awareness of, or notice of, a thing or grounds to believe anything by virtue of the officers of the Trustee having day to day responsibility for the administration of the Series Trust having actual knowledge, actual awareness or actual notice of that thing, or grounds or reason to believe that thing (and similar references will be interpreted in this way). In addition, notice, knowledge or awareness of a Manager Default or Trustee Default means notice, knowledge or awareness of the occurrence of the events or circumstances constituting a Manager Default or Trustee Default (as the case may be);

       (p) a reference to this Deed or any other deed, agreement, document or instrument includes respectively this Deed or such other deed, agreement, document or instrument as amended, novated, supplemented or replaced from time to time;

                                                                             12.

       (q)    a reference to a "month" is to a calendar month;

       (r) a reference to a clause or a Schedule is a reference to a clause or a Schedule of this Deed; and

       (s) headings are inserted for convenience and do not affect the interpretation of this Deed.

 1.3   Series Supplements

       (a) (Series Supplement only applies to its Series Trust): The provisions contained in any Series Supplement apply only in relation to the Series Trust to which it relates.

       (b) (Variation of this Deed): A Series Supplement may vary or amend the terms of this Deed in respect of the Series Trust to which the Series Supplement relates. Such a variation or amendment to the terms of this Deed by a Series Supplement does not constitute an amendment, addition or revocation of a provision of this Deed for the purpose of clause 25.

       (c) (Series Supplement paramount in respect of Series Trust to which it applies): If there is any conflict between the provisions of a Series Supplement relating to a Series Trust and the provisions of this Deed, the provisions of the Series Supplement prevail over the provisions of this Deed in respect of the Series Trust.

 1.4   Business Day

       When the date on or by which any act, matter or thing is to be done is not a Business Day, such act, matter or thing must (unless specifically provided otherwise) be done on the next Business Day.

 2.    APPOINTMENT OF TRUSTEE AND MANAGER

 2.1   Appointment of Trustee

       The Trustee is hereby appointed and agrees to act as trustee of each Series Trust (with effect from the constitution of the Series Trust) on the terms and conditions in this Deed and the Series Supplement relating to that Series Trust.

 2.2   Appointment of Manager

       The Manager is hereby appointed and agrees to act as the manager of each Series Trust (with effect from the constitution of the Series Trust) on the terms and conditions in this Deed and the Series Supplement relating to that Series Trust.

                                                                             13.

 3.    DECLARATION OF TRUST AND CONSTITUTION OF THE SERIES TRUSTS

 3.1   Declaration of Trust

       The Trustee declares that it will hold the Assets of each Series Trust on trust for the Unitholders of that Series Trust on the terms and conditions of this Deed and the Series Supplement for that Series Trust.

 3.2   Date of Constitution of First Series Trust

       The first Series Trust will be constituted upon the execution of the 1997-1 Series Supplement by the Trustee, the Manager and the Nominated Servicer and the Nominated Seller for the first Series Trust and the payment of $100 by the Manager to the Trustee (to constitute the initial Assets of the first Series Trust).

 3.3   Date of Constitution of Additional Series Trusts

       A new Series Trust will be constituted upon the execution of a Series Supplement relating to the Series Trust by the Trustee, the Manager and the Nominated Servicer and the Nominated Seller for that Series Trust and upon the payment of $100 to the Trustee by the Manager (to constitute the initial Assets of that Series Trust).

 3.4   Name of Series Trusts

       The name of each Series Trust will commence with the word "Series" and will be followed by the year in which the particular Series Trust was created and the number and order of Series Trusts created in that year and followed by the words "Medallion Trust" (for example, the first Series Trust will be known as the "Series 1997-1 Medallion Trust"). The name of each Series Trust may be varied from time to time by agreement between the Trustee and the Manager, subject to any approvals required by law.

 3.5   No limit to number of Series Trusts

       There is no limit to the number of Series Trusts that may be created.

 3.6   Commencement and Termination of Series Trusts

       (a) (Commencement): Each Series Trust commences on the date of its constitution as referred to in this Deed.

       (b)    (Termination): Each Series Trust ends on its Termination Date.

                                                                             14.

 4.    UNITS IN A SERIES TRUST

 4.1   Beneficial Interest in a Series Trust Divided into Units

       The beneficial interest in each Series Trust will be divided into one or more units in accordance with the Series Supplement relating to that Series Trust.

 4.2   Nature of a Unit

       Subject to the Series Supplement for a Series Trust, each Unit in a Series Trust represents an equal undivided beneficial interest in the Assets of the Series Trust as a whole but not in any particular Asset of the Series Trust.

 4.3   Units May be Divided into Classes

       The Units in a Series Trust may be divided into Classes if so specified in the Series Supplement relating to the Series Trust.

 4.4   Rights and Entitlements of Units

       Any rights, entitlements, benefits and restrictions applying to any Unit or Class of Units in a Series Trust, in addition to those specified in this Deed, may be specified in the Series Supplement relating to the Series Trust.

 4.5   Restrictions on Units

       Any restrictions applying to any Unit or Class of Units in a Series Trust, in addition to those specified in this Deed, may be specified in the Series Supplement relating to the Series Trust.

 4.6   Distributions to Unitholders

       The Unitholders of a Series Trust are entitled to receive payments of their Unitholder Entitlements pursuant to the provisions of this Deed and the Series Supplement relating to the Series Trust.

 5.    SERIES SUPPLEMENT

 5.1   Contents of Series Supplement - Mandatory

       A Series Supplement in relation to a Series Trust must, amongst other things, specify:

       (a)    (Nominated Seller): the Nominated Seller for the Series Trust;

       (b) (Approved Financial Assets): the nature of any Approved Financial Assets which may be acquired by the Trustee as trustee of the Series Trust from the Nominated Seller, including:

                                                                             15.

              (i) the procedures and means for acquiring such Approved Financial Assets;
              (ii) the terms and conditions relating to the acquisition of such Approved Financial Assets;

              (iii) the methodology for calculating and paying to the Nominated Seller the consideration payable by the Trustee to the Nominated Seller for any Approved Financial Assets that may be acquired by the Trustee from the Nominated Seller;

              (iv) any warranties and undertakings to be given by the Nominated Seller in connection therewith;
              (v) any conditions precedent that must be satisfied prior to any acquisition of such Approved Financial Assets; and
              (vi) any rights or obligations that the Nominated Seller may have to repurchase such Approved Financial Assets;

       (c) (Nominated Servicer): the Nominated Servicer of any Approved Financial Assets that may be acquired by the Trustee from the Nominated Seller (who may be the Nominated Seller, the Manager, the Trustee, any other person or any combination of the foregoing) and the terms and conditions relating to the appointment of the Nominated Servicer;

       (d) (Securities): the details in relation to any Securities that the Manager proposes to be issued by the Trustee as trustee of the Series Trust including:

              (i) whether any of the Securities will constitute a Class separate from any other Securities to be issued by the Trustee as trustee of the Series Trust;

              (ii) the total number and the name of the Securities and, if the Securities are divided into more than one Class, the number and the name of the Securities in each Class (or, if such number is not specified in the Series Supplement, the means for determining such number);

              (iii) the total principal amount of the Securities and, if the Securities are divided into more than one Class, the principal amount of each Class (or, if the foregoing is not specified in the Series Supplement, the means for determining the foregoing);

              (iv)   the proposed issue date of the Securities;
              (v) each date (if any) for the payment of Interest Entitlements on the Securities;
              (vi)   the rate of interest (if any) on the Securities (which may be fixed, variable or determined by a stated method);
              (vii)  each date for the repayment of part or all of the Principal
                     Entitlements on the Securities;
              (viii) the amount (or the method of calculating the amount) of principal to be repaid on the Securities on each Principal Payment Date;

              (ix) any preferred, deferred or special rights or restrictions applying to the Securities, whether with regard to the payment of interest, the payment of principal, voting, the division into Classes or otherwise; and
              (x)    any other terms or restrictions applying to the Securities;

                                                                             16.

       (e) (Security Trust Deed): whether there will be any Security Trust Deed in relation to the Series Trust;

       (f) (Support Facilities): the details of any Support Facilities to be entered into in relation to the Series Trust;

       (g) (Order of distribution of available funds): the provisions relating to the distribution, and the order of priority for the distribution, of the available funds of the Series Trust to meet its Liabilities;

       (h) (Termination of the Series Trust): the provisions relating to the termination of the Series Trust and the liquidation and realisation of the Assets of the Series Trust by the Trustee upon its termination;

       (i) (Fees and expenses): any fees, expenses and other amounts payable to the Trustee, the Nominated Seller, the Nominated Servicer, the Manager and any other person in relation to the Series Trust; and

       (j) (Any other matter): any other matter that must be included in the Series Supplement pursuant to this Deed.

 5.2   Contents of Series Supplement - Optional

       A Series Supplement in relation to a Series Trust may, amongst other things, specify:

       (a) (Rights and Obligations of Nominated Seller, Nominated Servicer, Manager and the Trustee): any further rights or obligations of the Nominated Seller, the Nominated Servicer, the Manager and the Trustee relating to the Series Trust;

       (b) (Other Trusts): the provisions relating to any other trust where the Trustee holds or may hold an interest in any Approved Financial Assets partly as Trustee for the Series Trust and partly as trustee of the other trust (in addition to any other property that the Trustee may hold as trustee of the other trust) and the provisions regulating the holding of such interest between the Series Trust and the other trust;

       (c) (Other Matters in this Deed): any other matter that this Deed provides or contemplates may be in a Series Supplement; and

       (d) (Other Matters Desired by Manager): any other matter that the Manager and the Trustee agree should be included in the Series Supplement.

                                                                             17.

 5.3   Manager Must Deliver Proposed Series Supplement to Trustee

       If the Manager proposes that a Series Trust will be constituted as contemplated by this Deed, it must deliver to the Trustee at least 5 Business Days (or such other period agreed to by the Trustee) prior to the proposed date of the constitution of the Series Trust a Series Supplement for execution by the Trustee, accompanied by a written direction by the Manager to the Trustee to execute the Series Supplement.

 5.4   Execution of the Series Supplement

       If the Trustee decides in its absolute discretion to do so, the Trustee may execute the Series Supplement and, if it does so, must return it to the Manager on the proposed date for the constitution of the Series Trust.

 6.    SECURITIES

 6.1   Acknowledgement of Indebtedness

       Subject to the terms of this Deed, the Trustee hereby acknowledges its indebtedness as trustee of each Series Trust for the principal represented by the Securities issued by it as trustee of the Series Trust.

 6.2   Terms of Securities

       All Securities issued by the Trustee as trustee of a Series Trust will be issued with the benefit of, and subject to, this Deed, the Series Supplement relating to the Series Trust and the Security Trust Deed (if any) relating to that Series Trust.

 6.3   Payment Entitlement of Securityholders

       Subject to this Deed, the corresponding Series Supplement and the Security Trust Deed (if any) relating to a Series Trust, the Trustee as trustee of each Series Trust must in respect of the Securities issued by it in such capacity pay to the Securityholders of those Securities their Payment Entitlements on each Payment Date relating thereto.

 6.4   No Limit on Securities

       Subject to this Deed and the corresponding Series Supplement, there is no limit on the amount or value of Securities that may be issued in respect of a Series Trust.

 6.5   Excluded Issue, Offer or Invitation only

       Notwithstanding anything herein contained, no issue of Securities, offer of Securities for subscription or purchase or invitation to subscribe for or buy Securities will be made unless the issue, offer or invitation is an excluded issue, excluded offer or excluded invitation for the purposes of the Corporations Law.

                                                                             18.

 6.6   Denomination of Securities

       The denomination of each Security will be $100,000 or such other amount specified in the corresponding Series Supplement.

 6.7   Securities Not Invalid if Issued in Breach

       No Securities will be invalid or unenforceable on the ground that it was issued in breach of this Deed or any other Transaction Document.

 6.8   Location of Securities

       The property in the Securities will for all purposes be regarded as situated at the place where the Register is located on which the Securities are recorded.

 6.9   No Discrimination between Securityholders

       There will not be any discrimination or preference between the Securities, or the corresponding Securityholders, in relation to a Series Trust by reason of the time of issue of the Securities or for any other reason, subject only to the Series Supplement and the Security Trust Deed (if any) relating to the Series Trust.

 7.    LIMITS ON RIGHTS OF INVESTORS

 7.1   Limitation on Entitlement of Investors

       No Investor (in its capacity as such) in respect of a Series Trust is entitled (other than as provided in this Deed and notwithstanding any rule of law or equity to the contrary) to:

       (a) (Interfere with Trustee etc.): interfere with or question the exercise or non-exercise of the rights or powers of any Nominated Seller, any Nominated Servicer, the Manager or the Trustee in their dealings with any Series Trust or any Asset of any Series Trust;

       (b) (Require transfer of Assets of a Series Trust): require the transfer to it of any Asset of any Series Trust;

       (c) (Attend meetings concerning Trustee's property): attend meetings, take part in or consent to any action concerning any property or corporation in which the Trustee holds an interest;

       (d) (Exercise rights in respect of Assets of a Series Trust): exercise any rights, powers or privileges in respect of any Asset of any Series Trust;

                                                                             19.

       (e) (Lodge caveats): lodge with a Governmental Agency or any person any caveat or other notice whether under the provisions of any legislation of a State or Territory of the Commonwealth of Australia or otherwise to:

              (i) forbid (either conditionally or absolutely) the registration of any person as transferee or proprietor of or any instrument affecting any Asset of any Series Trust; or
              (ii)   claim any estate or interest in any Asset of any Series
                     Trust;

       (f) (Negotiate with persons in respect of Approved Financial Assets etc): negotiate or communicate in any way with any person in respect of any Approved Financial Assets of any Series Trust or with any person providing a Support Facility to the Trustee;

       (g)    (Wind-up): seek to wind up or terminate any Series Trust;

       (h) (Seek to remove Trustee, etc.): seek to remove the Manager, the Trustee or any Nominated Servicer;

       (i) (Take proceedings): subject to clause 16.22(a), take any proceedings of any nature whatsoever in any court or otherwise or to obtain any remedy of any nature (including, without limitation, against the Trustee, the Manager, any Nominated Seller or any Nominated Servicer or in respect of any Series Trust or any Asset of a Series Trust). However, an Investor in relation to a Series Trust is entitled to compel the Trustee or the Manager to comply with their respective duties and obligations under this Deed and the corresponding Series Supplement to the Investor. If a Securityholder in relation to a Series Trust is entitled to the benefit of a Security Trust Deed in relation to the Series Trust, the Securityholder is also entitled to compel the Security Trustee to comply with its duties and obligations under that Security Trust Deed;

       (j) (Have recourse to Trustee or Manager personally): any recourse whatsoever to the Trustee or the Manager in its personal capacity, except to the extent of any fraud, negligence or wilful default on the part of the Trustee or the Manager respectively; or

       (k) (Have recourse to Nominated Seller or Nominated Servicer): any recourse whatsoever to any Nominated Seller or Nominated Servicer in respect of a breach by the Nominated Seller or the Nominated Servicer of their respective obligations and duties under a Series Supplement.

 7.2   Subordination of Unitholder's Interest to Securityholder Entitlement

       The rights, claims and interest of the Unitholders in respect of a Series Trust, the Assets of that Series Trust and any payments or distribution out of the Series Trust (including, without limiting the generality of the foregoing, on the winding-up of the Series Trust) at all times rank after, and are subject to, the interests of Securityholders under the Securities in relation to the Series Trust

                                                                             20.

       (including, without limiting the generality of the foregoing, the Securityholder Entitlements in respect of those Securities).

 7.3   Further Limit on Interest of Securityholders

       (a) (No interest in Assets of a Series Trust): A Securityholder in relation to a Series Trust is only a Creditor of the Trustee in its capacity as trustee of the Series Trust to the extent of the Securities held by that Securityholder and is not entitled to any beneficial or, subject to any applicable Security Trust Deed, other interest in any Assets of the Series Trust.

       (b) (No interest in other Series Trusts): A Securityholder in relation to a Series Trust does not have an interest in any other Series Trust or in any Assets of any other Series Trust.

 7.4   No Other Relationship

       Nothing in this Deed or any Series Supplement constitutes the Trustee, any Nominated Servicer, any Nominated Seller or the Manager as the agent of any Investor, nor creates any relationship between any Investor on the one hand and the Nominated Servicer, the Trustee (other than as trustee in the case of a Unitholder or creditor in the case of a Securityholder), the Nominated Seller or the Manager on the other.

 7.5   Investors Bound by this Deed

       The terms and conditions of this Deed are binding on each Investor and all persons claiming through any Investor as if that Investor and such persons were a party to this Deed and the corresponding Series Supplement.

 7.6   Investors Not Liable

       No Investor, by reason alone of being an Investor or by reason alone of the relationship created under this Deed with the Trustee, any Nominated Seller, any Nominated Servicer or the Manager, is under any obligation personally to indemnify the Trustee, the Nominated Seller, the Nominated Servicer or the Manager or any creditor of any of them if there is a deficiency of Assets of a Series Trust as compared with its Liabilities. The right (if any) of the Trustee, the Nominated Seller, the Nominated Servicer or the Manager or of a creditor to seek indemnity is limited to having recourse to the Series Trust.

 7.7   Covenant Not to Claim against Investors

       The Trustee covenants with the Manager, with the intent that the benefit of this covenant extends not only to the Manager but also to each Investor of a Series Trust jointly and to each of them severally not to make any claim upon, and not take any action or legal proceedings against, any Investor (in that person's capacity as an Investor) if there is a deficiency referred to in clause 7.6.

                                                                             21.

       An Investor may plead this clause as an absolute bar to such a pleading or claim.

 8.    PROCEDURE FOR THE ISSUE OF SECURITIES

 8.1   Issue of Securities

       The Trustee must, as trustee of a Series Trust, issue Securities in accordance with (and subject to) the Series Supplement in relation to the Series Trust.

 8.2   Manager's Power to Negotiate Terms of Securities

       The Manager has the power to:

       (a) (Negotiate): negotiate the terms and conditions of the issue of Securities; and

       (b) (Direct Trustee to issue): direct the Trustee to issue Securities on those terms and conditions.

       However, the Manager's power to act and bind the Trustee in accordance with this clause is conditional on the Trustee being satisfied (in its absolute discretion) with the terms and conditions of the issue of Securities including the terms and conditions dealing with the personal liability of the Trustee.

 8.3   Dealer Agreement

       The Trustee is empowered on the recommendation of the Manager to enter into a Dealer Agreement on terms upon which the Trustee can agree in advance to issue Securities in its capacity as trustee of a Series Trust on the Closing Date in relation to a Series Trust if:

       (a) (Trustee satisfied as to certain matters): the Trustee (or the Manager on its behalf) is satisfied that the matters referred to in this Deed or the Series Supplement for the Series Trust to be done on or prior to the Closing Date have occurred prior to the date of the commitment to issue Securities; or

       (b) (Arrangements made): arrangements have been entered into so that the Trustee (or the Manager on its behalf) is satisfied that the matters referred to in paragraph (a) will occur prior to the Closing Date.

 8.4   Further Issues of Securities

       Where the Trustee as trustee of a Series Trust has issued Securities, then unless otherwise specified in the Series Supplement relating to the Series Trust, no further Securities must be issued by the Trustee as trustee of that Series Trust.

                                                                             22.

 8.5   Issue of Unrated Securities

       Nothing in this Deed is to be construed as requiring the Trustee to issue Securities rated by any Rating Agency.

 8.6   Issue of Security/1/

       A Security will be deemed to be created and issued upon completion of all the following:

       (a) (Subscription): the receipt by the Trustee of a duly completed and executed subscription form in respect of the proposed Security by the subscriber of that Security;

       (b) (Subscription proceeds): the receipt by the Trustee, or as it may otherwise direct, of the subscription proceeds for that proposed Security in cleared and immediately available funds; and

       (c) (Entry in the Register): the entry in the Register of the subscriber as the initial Securityholder of that Security.

 9.    REGISTER

 9.1   Establishment of Register

       The Trustee must keep at its principal office in such place as is from time to time agreed between the Trustee and the Manager an up to date register in respect of the Securities and Units of each Series Trust.

 9.2   Details on Register

       The Trustee must promptly enter in the Register in respect of the Series
       Trust:

       (a)    (Name of Series Trust): the name of the Series Trust;

       (b) (Name and address of Investors): the name and address of each holder of a Security or Unit in respect of the Series Trust as notified to the Trustee by the relevant Investor;

       (c) (Number of Securities and Units): the number of Securities held by each Securityholder and the number of Units held by each Unitholder;

       (d) (Date entered on Register): the date on which each Investor was first registered in the Register as a Securityholder or Unitholder in respect of the Securities or Units held by him or her;

--------------------------------------------------------------------------------

/1/  Inserted by Deed of Amendment dated 17 October 1997.

                                                                             23.

       (e) (Date ceases to be Investor): the date on which any person ceases to be an Investor;

       (f) (Payment details): account to which any payments to an Investor are to be made (if applicable);

       (g) (Payment record): a record of each payment in respect of Securities and Units in relation to the Series Trust;

       (h) (Series Supplement): such information as is required to be entered in the Register pursuant to the corresponding Series Supplement; and

       (i) (Other particulars): such other particulars that the Manager or the Trustee considers to be desirable.

 9.3   Correctness of the Register

       The Manager may accept the correctness of the Register and is not required to enquire into its authenticity. Neither the Manager nor the Trustee is liable for any mistake in the Register or in any purported copy except to the extent that the mistake is attributable to its own negligent or fraudulent act or wilful default.

 9.4   Notification of Change by Investors

       Any change of name or address on the part of any Investor must promptly be notified by that Investor to the office of the Trustee in Sydney who must alter the Register within five Business Days of receipt of that notice.

 9.5   Inspection of the Register

       The Manager and each Investor are entitled to inspect, but (subject to clause 9.6) not copy, the Register in respect of a Series Trust at any time when the Trustee's registered office is required by the Corporations Law to be accessible to the public. An Investor is entitled to inspect the Register only in respect of information relating to that Investor.

 9.6   Copy of Register for Manager

       The Trustee must make a copy of the Register available to the Manager upon request by the Manager within one Business Day of receipt of the request.

 9.7   Closure of the Register

       The Trustee may from time to time close the Register but no part of the Register may be closed for more than 35 Business Days in aggregate in any calendar year or such greater period as may be permitted pursuant to the Corporations Law. If the Register is closed in accordance with this clause

                                                                             24.

       or clause 9.8 Investor Entitlements determined in accordance with clause 9.8 are determined as at the immediately preceding Business Day.

 9.8   Closed to calculate Investor Entitlements

       In addition to the Trustee's rights pursuant to clause 9.7, in order to calculate Investor Entitlements the Register may be closed by the Trustee from 3.30 pm on the Business Day preceding the date for the calculation of these (or such other Business Day as the Trustee notifies the Investors from time to time) and reopened at the commencement of business on the Business Day immediately following the date of such calculation.

 9.9   Non-recognition of Equitable Interests

       Except as otherwise provided in this Deed and except as required by statute or as ordered by a court of competent jurisdiction, no notice of any trust, whether express, implied or constructive, is to be entered in the Register and except as required by statute or as ordered by a court of competent jurisdiction, neither the Trustee nor the Manager is to be affected by or compelled to recognise (even when having notice of it) any right or interest in any Securities or Units other than the registered Investor's absolute right to the entirety of them and the receipt of a registered Investor is a good discharge to the Trustee and Manager.

 9.10  Appointment of Third Party Registrar

       The Trustee, with the approval of the Manager, may cause the Register to be maintained by a third party on its behalf and require that person to discharge the Trustee's obligations under this Deed in relation to the Register. The Trustee is not liable for any act or omission of such person if:

       (a) (Third party not Austraclear): such person is not Austraclear, the Trustee has taken reasonable steps to ensure that such person is properly performing its functions; or

       (b) (Third party is Austraclear): such person is Austraclear, except where the Trustee did not act in good faith in selecting Austraclear pursuant to this clause 9.10 to maintain the Register.

 9.11  Manager to Provide Information

       The Manager must provide the Trustee and any person appointed in accordance with clause 9.10 with such information as the Trustee or such person reasonably requires to maintain the Register.

 9.12  Conclusiveness of Register

       A Certificate is not a certificate of title and the Register is the only conclusive evidence of title to Securities and Units.

                                                                             25.

 9.13  Rectification of Register

       If:

       (a)    (Entry omitted): an entry is omitted from the Register;

       (b) (Entry made otherwise than in accordance with this Deed): an entry is made in the Register otherwise than in accordance with this Deed;

       (c)    (Wrong entry exists): an entry wrongly exists in the Register;

       (d) (Error or defect exists in Register): there is an error or defect in any entry in the Register; or

       (e) (Default made): default is made or unnecessary delay takes place in entering in the Register that any person has ceased to be the holder of Securities or Units,

       then the Trustee may rectify the same and the Trustee is not liable for any loss, costs or liability incurred as a result of any of the foregoing occurring provided that it is not as a result of the Trustee's fraud, negligence or wilful default.

 10.   TRANSFER OF SECURITIES AND UNITS

 10.1  No Restriction on Transfer

       Subject to this Deed and subject to the corresponding Series Supplement, there is no restriction on the transfer of Securities and Units.

 10.2  Form of Transfer

       All transfers of Securities and Units must be in writing and in the form of, respectively, a Transfer.

 10.3  Execution of Transfer

       Every Transfer must be duly completed, duly stamped (if applicable) executed by the transferor and the transferee and delivered to the Trustee together with the Certificate relating to the Securities or Units to be transferred. The transferor is deemed to remain the owner of the Securities or Units for the purpose of establishing and paying Investor Entitlements until the name of the transferee is entered in the Register.

 10.4  Restrictions on Transfer

       An Investor is only entitled to transfer a Security or a Unit if:

       (a) (Excluded offer): the offer or invitation to the proposed transferee by the

                                                                             26.

              Securityholder or the Unitholder (as the case may be) in relation to the Securities or Units (as the case may be) is an excluded offer or an excluded invitation for the purposes of the Corporations Law or complies with Division 3A of Part 7.12 of the Corporations Law; and

       (b) (Transfer complies with Series Supplement): the transfer would not otherwise breach any restriction on transfer for the Securities or Units (as the case may be) contained in the relevant Series Supplement.

 10.5  Trustee May Refuse to Register

       The Trustee may refuse to register any Transfer if:

       (a) (Not duly completed): if it is not duly completed, executed and (if necessary) stamped;

       (b) (Does not comply): it contravenes or fails to comply with the terms of this Deed or the Series Supplement relating to the Securities or Units (as the case may be); or

       (c) (Contravention of Law): the transfer would result in a contravention of or failure to observe the provisions of a law of a State or Territory of the Commonwealth of Australia, or of the Commonwealth of Australia.

 10.6  Trustee Not Bound to Give Reasons

       The Trustee is not bound to give any reason for refusing to register any Transfer and its decision is final, conclusive and binding. If the Trustee refuses to register a Transfer, it must, as soon as practicable following that refusal, send to the transferor, and the party seeking to take the transfer of the Security or Unit, notice of that refusal.

 10.7  Registration of Transferee as Investor/1/

       Subject to this clause 10, the Trustee must upon receipt of Transfer register the transferee in the Register. No fee is to be charged for the registration of any Transfer. The registration in the Register of a transfer of a Unit or Security to a transferee will constitute the passing of title in the Unit or Security to the transferee.

 10.8  No Transfer if Register Closed

       The Trustee may not register any Transfer whilst the Register is closed for any purpose.

--------------------------------------------------------------------------------

/1/  As amended by Deed of Amendment dated 17 October 1997.

                                                                             27.

 10.9  Rights and Obligations of Transferee

       A transferee of Securities or Units pursuant to this Deed has the following rights and obligations from the time of registration:

       (a) (Transferor's rights): all the rights which the transferor previously had; and

       (b) (Obligations of Investor): all the obligations of an Investor as provided by this Deed and the corresponding Series Supplement as if the transferee was originally a party to this Deed and the Series Supplement.

 10.10 Receipt of Transfers/3/

       Subject to clause 10.11, a Transfer will be regarded as received by the Trustee for the purposes of this Deed on the Business Day that the Trustee actually receives the Transfer at the place at which the Register is then kept, except that if a Transfer is actually received by the Trustee after 3.30pm on a Business Day at the place at which the Register is then kept, it will be regarded as having been received by the Trustee for the purposes of this Deed on the next Business Day.

 10.11 Transfer Received When Register Closed/4/

       If a Transfer is received by the Trustee during a period when the Register is closed or on any non-Business Day, the Transfer will be regarded as having been received by the Trustee for the purposes of this Deed on the first Business Day thereafter on which the Register is open.

 10.12 Issue of Certificate

       Whenever in respect of a Transfer the Trustee is required under this Deed to register a person as a Securityholder or a Unitholder, the Trustee must issue by mail to the transferee (at the address stated on the Transfer) within 10 Business Days of such registration a Certificate to the transferee in respect of the relevant Securities or Units (as the case may be) and, where some but not all Securities or Units held by an Investor have been transferred, issue a new Certificate (within 10 Business Days of the registration) to the transferor as confirmation of the balance of the Securities or Units (as the case may be) registered in the name of the transferor.

 10.13 Execution of Certificate

       A Certificate may be engraved, lithographed or printed and must be signed, either manually, mechanically, electronically, by facsimile or by other means agreed between the Manager and the Trustee, by an Authorised Officer or other delegate of the Trustee. A Certificate is valid

--------------------------------------------------------------------------------

/3/  As amended by Deed of Amendment dated 17 October 1997.

/4/  As amended by Deed of Amendment dated 17 October 1997.

                                                                             28.

       notwithstanding that when the Certificate is issued the person whose facsimile signature has been applied to the Certificate has died or otherwise ceased to hold office.

 10.14 Worn Out or Lost Certificate

       If a Certificate becomes worn out or defaced, then upon production of it to the Trustee, a replacement will be issued. If a Certificate is lost or destroyed, and upon proof of this to the satisfaction of the Trustee and the provision of such indemnity as the Trustee considers adequate, a replacement Certificate will be issued. A fee not exceeding $10 may also be charged by the Trustee for the new Certificate if it so requires.

 10.15 Payments to Transferee

       Subject to this Deed, upon entry of a transferee in the relevant Register, the transferee is ipso facto entitled to receive any payments then due or which become due to the holder of the relevant transferred Securities or Units (as the case may be) and the Trustee is discharged for any such payment made to the transferee and, without limiting the foregoing, whether or not the entitlement to payment wholly or partly arose or accrued prior to the transfer provided always that where a transfer is registered after the closure of the Register but prior to the date upon which any Investor Entitlement is due to be paid in respect of the relevant transferred Securities or Units, then that Investor Entitlement in respect of the relevant transferred Securities or Units (as the case maybe) must be paid to the transferor and not the transferee.

 10.16 Marked Security Transfers

       The Trustee must, unless the parties otherwise agree, provide marking services in the manner set out in this clause 10.16 at each of the Trustee's offices, or the offices of a third party appointed pursuant to clause 9.10 in Sydney. If the Trustee or a third party appointed pursuant to clause 9.10 is requested by a Securityholder to mark a Security Transfer, the Trustee or any third party appointed pursuant to clause 9.10 must so mark the Security Transfer. Until a period of 90 days (or such other period as determined by the Manager) has elapsed from the date any Security Transfer is so marked, the Trustee or any third party appointed pursuant to clause 9.10 must not register any Security Transfer in respect of the Securities described in that Security Transfer except that marked Security Transfer. The period referred to in this clause 10.16 will not be extended or deemed to be extended by the closing of the Register for any purpose.

 10.17 Reliance on Documents

       The Trustee is entitled to accept and assume the authenticity and genuineness of any Transfer or other document unless the Trustee is actually aware that the same is not authentic or genuine. The Trustee is not bound to enquire into the authenticity or genuineness of any Transfer or other document, nor incurs any liability for registering any Transfer which is subsequently discovered to be a forgery or otherwise defective, unless the Trustee had actual notice of such forgery or defect at the time of registration of such Transfer.

                                                                             29.

 10.18 Specimen Signatures

       The Trustee may (but need not) require each Investor to submit specimen signatures (and in the case of a corporation may require those signatures to be authenticated by the secretary or director of such Investor) of persons authorised to execute Transfers on behalf of such Investor and is entitled to assume (until notified to the contrary) that such authority has not been revoked.

 10.19 Persons Entitled on Transmission

       If an Investor dies, the Trustee and the Manager will recognise only the survivor or survivors (where the deceased was a joint holder) or the executors or administrators (in all other cases) as having any title to the Securities or Units registered in the name of the deceased.

 10.20 Registration on Transmission

       A person who becomes entitled to a Security or Unit (and gives evidence of that entitlement to the Manager in a form satisfactory to the Manager and the Trustee) because of the death, insolvency, bankruptcy, insanity or other disability of an Investor is entitled to be registered as the Investor or to nominate some other person to be registered as the Investor.

 10.21 Notice of Election

       To effect a registration under clause 10.20 the person must give a written notice to the Manager requesting the registration. If the Securities or Units are to be registered in the name of a nominee of the person, the person must also execute a transfer of the Securities or Units to the nominee. All the provisions of this Deed relating to the registration of transfers apply to such a notice or transfer as if it were a transfer executed by a Securityholder or Unitholder.

 10.22 Rights of Transmittee Prior to Registration

       A person who becomes entitled to a Security or Unit because of the death, insolvency, bankruptcy, insanity or other disability of an Investor is entitled to receive and may give a discharge for all the money payable in respect of the Security or Unit (as the case may be).

 11.   BANK ACCOUNTS

 11.1  Separate Bank Accounts for each Series Trust

       The Trustee must open a separate bank account with a Bank in respect of each Series Trust.

 11.2  Additional Bank Accounts

       The Trustee may open additional bank accounts with a Bank in respect of a Series Trust in accordance with the Series Supplement relating to that Series Trust.

                                                                             30.

 11.3  Comply with Requirements of Series Supplement

       Each bank account in relation to a Series Trust with a Bank must comply with the requirements (if any) specified in the Series Supplement relating to that Series Trust.

 11.4  Identifying Name of Bank Account

       Any bank accounts opened in accordance with this clause 11 must be opened by the Trustee in its name and must identify the name of the relevant Series Trust.

 11.5  Restricted use of Bank Account

       No bank account opened in accordance with this clause 11 may be used for any purpose other than those of the relevant Series Trust in respect of which it is opened.

 11.6  Operation of Bank Account

       The only authorised signatories for any bank account opened in accordance with this clause 11 must be officers or employees of the Trustee.

 11.7 Manager, Nominated Servicer and Nominated Seller Not to Deal with Bank Accounts

       Other than as set out in this Deed or the relevant Series Supplement, none of the Manager, any Nominated Servicer nor any Nominated Seller may deal with any bank account opened by the Trustee in respect of any Series Trust or the moneys in any such account in any way. The Manager agrees that it has no right of set-off, banker's lien, right of combination of accounts, right to deduct moneys (other than Taxes in respect of a bank account or moneys incorrectly credited to a bank account) or any other analogous right or security in or against any funds held in any bank account in respect of any Series Trust for any amount owed to the Manager.

 11.8  Payment of Moneys Into Bank Account

       Except in respect of business transacted through Austraclear and subject to this clause 11 and the corresponding Series Supplement, the Trustee must pay into the bank account in relation to a Series Trust:

       (a) (Initial settlement): moneys paid to the Trustee in initial settlement and constitution of the Series Trust;

       (b) (Subscription moneys): all subscription moneys raised in respect of the Securities and the Units and other moneys deposited with the Trustee in respect of the Series Trust, except where such moneys are to be applied on the same day in the acquisition of the Assets of the Series Trust, in which case the Trustee must see to that application;

       (c)    (Proceeds): all proceeds of the Assets of the Series Trust;

                                                                             31.

       (d) (Money under Support Facilities): all moneys received under all Support Facilities (if any) in respect of the Series Trust; and

       (e) (Other Money): all other moneys received by the Trustee in respect of the Series Trust.

 11.9  Withdrawals

       Subject to the corresponding Series Supplement, the Trustee must withdraw funds from the bank account of a Series Trust and apply the same when necessary for:

       (a) (Purchasing Assets of the Series Trust): purchasing Assets of the Series Trust in compliance with this Deed and the corresponding Series Supplement and making payments required in connection with Assets of the Series Trust;

       (b) (Paying parties to Transaction Documents): making payments to itself, the Manager, the Nominated Servicer, the Nominated Seller, the Security Trustee and the Custodian and to any other persons of amounts entitled to be paid to or retained by them under this Deed and the other Transaction Documents for the Series Trust;

       (c) (Paying Investors): making payments to the Investors in relation to the Series Trust in accordance with this Deed and the corresponding Series Supplement; and

       (d) (Other payments): making any other payments permitted or contemplated by this Deed, the corresponding Series Supplement and the other Transaction Documents for the Series Trust.

 12.   INVESTMENT OF TRUST FUNDS

 12.1  Principal Investment Policy

       The principal investment policy of each Series Trust is the acquisition of Approved Financial Assets of the nature specified in the Series Supplement relating to that Series Trust.

 12.2  Investment Proposals

       (a) (Manager's Investment Proposals): The Manager may from time to time give to the Trustee a written proposal for the acquisition of the Assets of a Series Trust and for the sale, transfer, exchange or other realisation of or dealing with the Assets of a Series Trust and must give to the Trustee all directions as the Trustee may reasonably require in relation to all such matters.

       (b) (Sufficient Details): The Manager's proposal must contain details thereof, together with all such information and evidence, as is reasonably necessary to show that the

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              implementation of the proposal is permitted under this Deed and the corresponding Series Supplement.

       (c) (Discretion): The Manager has the fullest discretion to recommend in the proposal the time and mode of and the broker, contractor or agent (if any) to be engaged for the implementation of the proposal including the right to recommend a postponement for so long as the Manager in its discretion thinks fit.

       (d)    (Trustee Must Implement Investment Proposals): If:

              (i) the Trustee receives any such written proposal from the Manager in relation to a Series Trust;
              (ii) the Trustee is satisfied (acting reasonably) that the action referred to in the proposal is in accordance with the this Deed and the relevant Series Supplement;
              (iii) the Trustee is satisfied that all conditions precedent in the Transaction Documents relating to the Series Trust (if any) have been met; and
              (iv) the Manager's proposal relates to the Approved Financial Assets of the Series Trust or to an Authorised Short-Term Investment,

              then the Trustee must effect and pay for any such investments, purchase, transfer or alteration of investment to the extent of funds held by it in relation to the Series Trust.

 12.3  Maturity of Authorised Short-Term Investments

       The Manager must ensure that any Authorised Short-Term Investments in relation to a Series Trust to the extent that these represent moneys required for the payment of the Liabilities of the Series Trust are either at call or have a scheduled maturity on a date on or before the due date for the payment of those Liabilities.

 12.4  Limitation on Acquisition of Authorised Short-Term Investments

       The Manager must only give to the Trustee as a trustee of a Series Trust a proposal to acquire Authorised Short-Term Investments where the Authorised Short-Term Investment, or the issuer in respect thereof, at the time of the proposed acquisition, has at least the Required Credit Rating for that Series Trust.

 12.5  No Sale of Authorised Short-Term Investments Prior to their Maturity Date

       Save as otherwise permitted by this Deed or the Series Supplement relating to a Series Trust, no Authorised Short-Term Investment of the Series Trust may be sold prior to its maturity date except where:

       (a) (Rating downgrade): the sale occurs because the Authorised Short-Term Investment,

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              or the issuer in respect thereof, no longer has at least the
              Required Credit Rating for the Series Trust and the Trustee has received written confirmation from the Manager that the sale will not cause the rating of the Securities by each Rating Agency in respect of that Series Trust to be downgraded; or

       (b) (No loss will be suffered): the sale of the Authorised Short-Term Investment will not result in a loss being suffered by the Series Trust; or

       (c) (Sale not prejudicial): the sale is not, in the opinion of the Manager, prejudicial to the interests of the Investors referable to the Series Trust.

 12.6  Voting Rights of Investments

       (a)    (Trustee must Exercise in Accordance with Manager's Directions):
              Subject to this Deed, the Trustee must in relation to each Series Trust, exercise all voting rights conferred by the Assets of that Series Trust in the manner the Manager directs from time to time. At the request and expense of the Manager, the Trustee must execute, deliver and appoint or cause to be executed, delivered and appointed the necessary proxies, attorneys and representatives to enable the Manager or its nominees to exercise such voting rights.

       (b) (No Responsibility for Votes Not Cast): Subject to this Deed, neither the Manager nor the Trustee nor any holder of any proxy or power of attorney referred to in clause 12.6(a) is liable or responsible for any vote cast or not cast including, without limitation, in connection with the management of any entity in which the Assets of any Series Trust are held.

 12.7  Assets and Liabilities of Series Trust

       The Trustee must not apply the Assets of a Series Trust to meet any Liabilities of any other Series Trust.

 12.8  No Aggregation of Liabilities

       The Trustee must not:

       (a) (Aggregated with other Liabilities): aggregate the Liabilities of a Series Trust with the Liabilities of any other Series Trust; or

       (b) (Offset against other Assets of the Series Trust): set-off the Liabilities of a Series Trust against any other Assets of the Series Trust, other than the Assets of the Series Trust to which those Liabilities relate.

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 12.9  Designation and Discharge of Liabilities

       The Trustee must allocate to each Series Trust those Liabilities which in the opinion of the Manager are properly referable to that Series Trust (including, without limitation, those Liabilities which were incurred in purchasing the Assets of that Series Trust). Subject to the provisions of this Deed, the Trustee must pay out of a Series Trust (or make adequate provision for) all Liabilities in connection with that Series Trust.

 12.10 No Mixture of Assets

       The Trustee must account for the Assets of each Series Trust separately from the Assets of all other Series Trusts and must account for the Liabilities which are referable to each Series Trust separate and apart from the Liabilities which are referable in all other Series Trusts but must (after consultation with the Manager) make a fair apportionment between Series Trusts of any property coming into the hands of the Trustee which belongs to one or more Series Trusts.

 12.11 No Co-mingling

       The Trustee must not co-mingle any money held by the Trustee in respect of a Series Trust with any money held by the Trustee in respect of any other Series Trust.

 12.12 Series Trusts and Other Trusts

       The Trustee may mix the Assets of a Series Trust and the Assets of any Other Trust constituted by the Series Supplement in relation to that Series Trust, and may co-mingle money held in respect of a Series Trust and that Other Trust, to the extent set out in or contemplated by that Series Supplement.

 13.   INCOME AND CAPITAL OF A SERIES TRUST

 13.1  Determination of Net Accounting Income

       The Manager must determine in accordance with the Approved Accounting
       Standards:

       (a) (Net Accounting Income): the net income of a Series Trust in respect of each Financial Year of the Series Trust and may determine whether any receipt, profit, gain, payment, loss, outgoing, provision or reserve or any sum of money or investment in a Financial Year is or is not to be treated as being on income or capital account of the Series Trust (including treating the transfer of amounts from the capital of the Series Trust as income of the Series Trust for any purpose); and

       (b) (Provisions and reserves): whether and the extent to which any provisions and reserves need to be made for the Financial Year.

       In particular, the Manager must make such determinations as are necessary to ensure that any tax

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       liability in respect of a Series Trust in respect of a Financial Year under Division 6 of the Tax Act is borne by the Unitholders of the Series Trust as contemplated by clause 13.4 and not by the Trustee.

 13.2  Determination of Net Tax Income

       The Manager must determine the Net Tax Income of each Series Trust for each Financial Year and in doing so, it may have regard to the determinations made by it under clause 13.1.

 13.3  Manager to Make Allocations

       Having regard to the determinations made under clauses 13.1 and 13.2, the Manager must make the allocation in clause 13.4.

 13.4  Present Entitlement

       On the last day of each Financial Year of a Series Trust, the Unitholders of the Series Trust are to be allocated from the Assets of the Series Trust, and are presently entitled to, their pro-rata share of the whole of the Net Accounting Income of that Series Trust in respect of that Financial Year of the Series Trust in accordance with the Series Supplement for the Series Trust.

 14.   REPRESENTATIONS AND WARRANTIES

 14.1  General Representations and Warranties

       Each of the Trustee and the Manager represents and warrants in respect of itself to the other that:

       (a) (Due incorporation): it has been duly incorporated as a company limited by shares in accordance with the laws of its place of incorporation and is validly existing under those respective laws and has power and authority to carry on its business as it is now being conducted;

       (b) (Power to enter and observe this Deed): it has power to enter into and observe its obligations under this Deed;

       (c) (Authorisations): it has in full force and effect the authorisations necessary to authorise its execution, delivery and performance of this Deed;

       (d) (Obligations enforceable): its obligations under this Deed are valid, binding and enforceable against it in accordance with their terms subject to stamping and necessary registration and except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganisations, moratorium or trust or other similar laws affecting creditor's rights generally;

       (e) (This Deed does not contravene constituent documents): this Deed does not

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

              contravene its constituent documents or any law, regulation or official directive or any of its obligations or undertakings by which it or any of its assets are bound or cause a limitation on its powers or the powers of its directors to be exceeded;

       (f) (No Insolvency Event): no Insolvency Event has occurred and is subsisting in respect of it; and

       (g) (No Trusts): (represented and warranted by the Manager only) it does not enter into this Deed in the capacity of a trustee of any trust or settlement.

 14.2  Repetition of Representations and Warranties

       The representations and warranties in clause 14.1 are taken to be also made on each Closing Date after the date of this Deed.

 15.   MANAGER'S DUTIES AND UNDERTAKINGS

 15.1  Manager's General Duty

       Having regard to the Manager's powers and discretions under this Deed and the corresponding Series Supplement, the Manager must manage the Assets forming part of each Series Trust to the extent that they are not serviced by the Nominated Servicer for the Series Trust.

 15.2  Manager's Covenants

       The Manager covenants with the Trustee in respect of each Series Trust that it will until the Series Trust is terminated in accordance with this Deed or until it has retired or been removed as Manager in accordance with this Deed:

       (a) (Use best endeavours to conduct business properly): use its best endeavours to carry on and conduct its business to which its obligations and functions under this Deed and the other Transaction Documents relating to the Series Trust in a proper and efficient manner;

       (b) (Do all necessary things): do everything and take all such actions which are necessary (including, without limitation, obtaining and complying with all material authorisations, licences and approvals and laws as are appropriate) to ensure that it and the Trustee in respect of the Series Trust are able to exercise all their respective powers and remedies and perform all their respective obligations under this Deed and the other Transaction Documents relating to the Series Trust and all other deeds, agreements and other arrangements entered into by the Manager and the Trustee pursuant to this Deed or any of such other Transaction Documents except all necessary actions that the Trustee is obliged to perform under clause 16.3(c) of this Deed;

       (c)    (Act honestly): act honestly and in good faith in the

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              exercise of its discretions under this Deed and under the Series
              Supplement in relation to the Series Trust;

       (d) (Exercise diligence): exercise at least the degree of skill, care and diligence that an appropriately qualified manager of trusts equivalent to the Series Trusts would reasonably be expected to exercise, having regard to the interests of the Investors in relation to the Series Trust; and

       (e) (Exercise prudence): exercise such prudence as a prudent person of business would exercise in performing its express functions and in exercising its discretions under this Deed and the other Transaction Documents relating to the Series Trust, having regard to the interests of the Investors in relation to the Series Trust;

       (f) (Allow Trustee and Auditor to inspect): make available for inspection by the Trustee and the Auditor during normal business hours and after the receipt of reasonable notice, the books of the Manager relating to the Series Trust whether kept at its registered office or elsewhere;

       (g) (Give Trustee and Auditor information): give to the Trustee and the Auditor written or oral information which either may reasonably require with respect to all matters in possession of the Manager relating to the Series Trust;

       (h) (Make information available): make available or ensure that there is made available to the Trustee the details within the Manager's knowledge or possession that the Trustee requests with respect to all matters relating to the Series Trust;

       (i) (Pay Trustee): pay to the Trustee within one Business Day of receipt all money that is payable by the Manager to the Trustee under this Deed or the corresponding Series Supplement in relation to the Series Trust;

       (j) (Audited Accounts): give the Trustee the audited Accounts of the Manager for each financial year of the Manager within 120 days of the end of that year;


       (k) (Notify material misrepresentations): promptly notify the Trustee if it becomes actually aware that any material representation or warranty made or taken to be made by or on behalf of the Manager in connection with any Transaction Document relating to the Series Trust is incorrect when made or taken to be made;

       (l) (Notify defaults): promptly notify the Trustee if it becomes actually aware of any Manager Default and at the same time or as soon as possible thereafter provide full details of such Manager Default;

       (m) (Certificate): within two Business Days of a request from the Trustee, provide to the Trustee a certificate signed by two Authorised Officers of the Manager on behalf of the

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              Manager which states whether a Manager Default has occurred (a request under this clause will not be made by the Trustee more than once in each six calendar month period, unless the Trustee when making the request sets out reasonable grounds for believing that a Manager Default is subsisting);

       (n) (Not recommend release of Assets): not recommend the release of any Assets of the Series Trust to the Nominated Seller, the Nominated Servicer or any other party except in accordance with the express provisions of this Deed or the other Transaction Documents relating to the Series Trust, without the prior written permission of the Trustee;

       (o) (Not merge without assumption): not merge or consolidate into another entity, unless the surviving entity assumes the obligations of the Manager under the Transaction Documents relating to the Series Trust and unless the Rating Agencies relating to that Series Trust have received at least 15 Business Days prior notice in writing from the Manager of the proposed merger or consolidation and such Rating Agencies confirm within 10 Business Days of such notice that the then rating by each such Rating Agency in respect of the Securities will not be downgraded or withdrawn as a result of the proposed merger or consolidation;

       (p) (Filings): make all filings required in connection with the Series Trust or Assets of the Series Trust with any Governmental Agency in Australia;

       (q) (Tax returns): prepare and submit to the Trustee for signing and filing on a timely basis all income or other Tax returns or elections required to be filed with respect to a Series Trust and ensure that the Trustee is directed to pay any Taxes required to be paid by a Series Trust;

       (r) (Prepare consents and notices): prepare and mail any consents or notices required to be provided by the Trustee under this Deed or any other Transaction Documents for the Series Trust; and

       (s) (Comply with other undertakings): promptly comply with all other undertakings given by the Manager in the Series Supplement, or another Transaction Document, in relation to the Series Trust.

 15.3  Manager to have discretion

       Subject to this Deed, the Manager has an absolute discretion with respect to all the powers, authorities and discretions vested in it whether in relation to the manner or time of exercise.

 15.4  Act on Expert Advice

       The Manager may obtain and act upon the opinion, advice or information obtained from barristers, solicitors, valuers, surveyors, contractors, land agents, brokers, letting agents, property managers,

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

       qualified advisers and other experts whether instructed by the Manager, any Nominated Servicer, any Nominated Seller or by the Trustee. The Trustee must pay from the relevant Series Trust the reasonable and proper fees, disbursements and expenses, duties and outgoing payable in relation to any such person.

 15.5  Negotiation in Relation to Support Facilities

       The Manager must ensure, to the extent that it is within the Manager's power, that all steps which it thinks are desirable are taken in connection with the negotiation of the documentation to effect on a timely basis any Support Facilities for each Series Trust.

 15.6  Monitor Support Facilities

       The Manager must monitor, to the extent that it is within the Manager's power, all Support Facilities in respect of a Series Trust. The Manager must properly perform the functions which are necessary for it to perform under any Support Facility.

 15.7  Manager's Power to Delegate

       The Manager, in carrying out and performing its duties and obligations in relation to each Series Trust, may:

       (a) (Appoint attorneys): by power of attorney appoint any person to be attorney or agent of the Manager for those purposes and with those powers, authorities and discretions (not exceeding those vested in the Manager) as the Manager thinks fit including, without limitation, a power to sub-delegate and a power to authorise the issue in the name of the Manager of documents bearing facsimile signatures of the Manager or of the attorney or agent either with or without proper manuscript signatures of its officers on them; and

       (b) (Appoint agents): appoint by writing any person to be agent of the Manager as the Manager thinks necessary or proper for those purposes and with those powers, authorities and discretions (not exceeding those vested in the Manager) as the Manager thinks fit, provided that, in each case, the Manager must not delegate to such third parties a material part of its duties and obligations as Manager in relation to a Series Trust.

 15.8  Manager May Replace or Suspend Attorneys

       The Manager may replace or suspend any attorney, agent or sub-agent appointed under clause 15.7 for any cause or reason as the Manager may in its sole discretion think sufficient with or without assigning any cause or reason.

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 15.9  Manager Remains Liable for its Agents

       The Manager at all times remains liable for:

       (a) (Acts and omissions): the acts or omissions of any person appointed under clause 15.7(a) or (b) to the extent that the Manager would itself be liable; and

       (b) (Fees and expenses): the payment of fees of any person appointed under clause 15.7(a) or (b).

 15.10 No Power to bind Trustee, Nominated Servicer or Nominated Seller

       The Manager in exercising its powers, authorities and discretions vested in it and carrying out and performing its duties and obligations in relation to any Series Trust or any Asset of a Series Trust, whether pursuant to this Deed, a Series Supplement, any other Transaction Document or any other deed, agreement or other arrangement, does not (nor does any of its delegates) have any power to bind the Trustee, any Nominated Servicer or any Nominated Seller, otherwise than as expressly provided in this Deed, such Series Supplement, the other Transaction Documents or such other deed, agreement or arrangement.

 15.11 Indemnity for Legal costs

       Subject to clause 15.13, the Manager is indemnified out of each Series Trust for all legal costs and disbursements (on a full indemnity basis and in the case of solicitors' costs, calculated at each solicitor's usual charge-out rate) and all other costs, disbursements, outgoings and expenses reasonably incurred by the Manager in connection with:

       (a) (Enforcement): the enforcement or contemplated enforcement of, or preservation of rights under; and

       (b) (Litigation): without limiting the generality of paragraph (a), the initiation, defence, carriage and settlement of any action, suit, proceeding or dispute in respect of,

       this Deed, or any other Transaction Document, in relation to the Series Trust or otherwise under or in respect of the Series Trust.

 15.12 Indemnity for Legal Costs for Alleged Default

       The Manager is indemnified and is entitled to be reimbursed out of the relevant Series Trust in accordance with clause 15.11 in respect of all legal costs and disbursements (calculated in the manner provided for in clause 15.11) reasonably incurred by the Manager in connection with court proceedings brought against it alleging negligence, fraud, wilful default or breach of duty under this Deed. However, the Manager is not entitled to such a right of indemnity or reimbursement where there is a determination by the relevant court of negligence, fraud, wilful default or breach of duty by the Manager (provided that until such determination, the Manager is entitled to such right of

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       indemnity or reimbursement but must upon such a determination repay to the Trustee any amount paid to it pursuant to this clause).

 15.13 Extent of Liability of Manager

       The Manager is not personally liable to indemnify the Trustee or to make any payments to any other person in relation to any Series Trust except for any fraud, negligence, wilful default or breach of duty by it in its capacity as Manager of the Series Trust.

 15.14 Right of Indemnity

       The Manager is indemnified out of each Series Trust in respect of any liability, cost or expense properly incurred by it in its capacity as Manager of the Series Trust.

 15.15 Further Limitation of Liability of Manager

       If the Manager relies in good faith on an opinion, advice, information or statement given to it by a person referred to in clause 15.4, it is not liable for any misconduct, mistake, oversight, error of judgment, forgetfulness or want of prudence on the part of that person except when the person is not independent from the Manager. A person is regarded as independent notwithstanding that the person acts or has acted as adviser to the Manager so long as separate instructions are given by the Manager to that person.

 15.16 Neither Manager nor Delegate liable

       Neither the Manager nor its delegate appointed under this Deed or any other Transaction Document is liable for:

       (a) (Loss and liabilities except in respect of default of Manager): any loss, costs, liabilities or expenses arising out of the exercise or non-exercise of its discretions under this Deed, any Transaction Document or otherwise in relation to a Series Trust except to the extent that any of the foregoing is caused by the Manager's or such delegate's own fraud, negligence or wilful default;

       (b) (Loss and liabilities arising out of Trustee, Nominated Seller or Nominated Servicer exercise of discretion): any loss, costs, liabilities or expenses arising out of the exercise or non-exercise of a discretion on the part of the Trustee, any Nominated Seller or any Nominated Servicer or any act or omission of the Trustee, any Nominated Seller or any Nominated Servicer except to the extent that any of the foregoing is caused by the Manager's or such delegate's own fraud, negligence or wilful default;

       (c) (Failure to check): any loss, costs, liabilities or expenses caused by its failure to check any calculation, information, document, form or list supplied or purported to be supplied to it by the Trustee, any Nominated Seller, any Nominated Servicer or any other person except to the extent that any of the foregoing is caused by the Manager's or such

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

              delegate's own fraud, negligence or wilful default;

       (d) (Other acts or omissions): any other act or omission on its part except to the extent that the act or omission is fraudulent, negligent or in wilful default; or

       (e) (Trustee Default): any Trustee Default except to the extent that it is caused by the Manager's or such delegate's fraud, negligence or wilful default.

 16.   TRUSTEE'S POWERS, DUTIES, COVENANTS, INDEMNITIES AND LIABILITIES

 16.1  Trustee's Powers

       Subject to this Deed, the Trustee has all the powers in respect of the Assets of each Series Trust, which it could exercise if it were the absolute and beneficial owner of the relevant Assets.

 16.2  Act in Interests of Unitholders and the Securityholders

       The Trustee agrees to act in the interests of the Unitholders and Securityholders of each Series Trust on the terms and conditions of this Deed and of the relevant Series Supplement. If there is a conflict between the interests of the Unitholders and the Securityholders of a Series Trust, the Trustee is empowered to, and must, act in the interests of the Securityholders.

 16.3  Trustee's Covenants

       The Trustee covenants with the Manager, with the intent that the benefit of these covenants extends not only to the Manager, but also to the Unitholders and the Securityholders of the Series Trust jointly and to each of them severally, that it will in respect of each Series Trust:

       (a) (Act continuously): act continuously as Trustee until the Series Trust is terminated in accordance with this Deed or until it has retired or been removed in accordance with this Deed;

       (b) (Exercise due diligence): exercise all due diligence and vigilance in carrying out its functions and duties and in protecting the rights and interests of the Unitholders and the Securityholders in relation to the Series Trust;

       (c) (Do all things necessary): do everything and take all such actions which are necessary (including, without limitation, obtaining all such authorisations and approvals as are appropriate) to ensure that it is able to maintain its status as trustee of the Series Trust;

       (d) (Give reasonable assistance): give the Manager all such reasonable assistance as the Manager may require to enable the Manager to comply with its obligations under clause 15.2(b) of this Deed;

       (e) (Retain Assets safely): subject to this Deed and the corresponding Series Supplement

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              retain the Assets of the Series Trust in safe custody and hold them on trust for the Unitholders of the Series Trust upon the terms of this Deed and the Series Supplement;

       (f) (Not sell, Encumber etc.): not sell, grant a Security Interest over or part with the possession of any of the Assets of the Series Trust (or permit any of its officers to do so) except as permitted by this Deed, the Series Supplement of the Series Trust and the Security Trust Deed (if any) relating to the Series Trust;

       (g) (Forward notices): forward promptly to the Manager all notices, reports, circulars and other documents received by it as holder of the Assets of the Series Trust;

       (h) (Maintain Support Facilities): use its best endeavours having regard to its powers, duties and obligations under this Deed and the corresponding Series Supplement to ensure that each Support Facility in relation to the Series Trust remains in full force and effect in respect of itself at all times during the period that any Securities relating to the Series Trust remain outstanding;

       (i) (Act honestly): act honestly and in good faith in the performance of its duties and in the exercise of its discretions under this Deed and the corresponding Series Supplement;

       (j) (Exercise diligence and prudence): exercise such diligence and prudence as a prudent man of business would exercise in performing its express functions and in exercising its discretions hereunder, having regard to the interests of the Investors of the Series Trust;

       (k) (Use best endeavours): use its best endeavours to carry on and conduct its business in so far as it relates to this Deed and the corresponding Series Trust in a proper and efficient manner;

       (l) (Maintain title): use its best endeavours to ensure that the Trustee's title to each Series Trust Asset of the Series Trust is maintained; and

       (m) (Notify Manager): notify the Manager promptly after the Trustee becomes actually aware of the occurrence of any Trustee Default and at the same time or as soon as possible thereafter provide full details of such Trustee Default.

 16.4  Specific Powers of Trustee

       Without limiting the generality of clause 16.1, or the other powers of the Trustee contained in this Deed, but subject to the limitations on the Trustee imposed pursuant to this Deed, the Trustee has full power to do the following (which are to be construed as separate and independent powers):

       (a) (Acquire): to accept, select, acquire, invest in, dispose of or deal with any Assets in accordance with the written proposals of the Manager;

                                                                             44.

       (b) (Purchase and sell): to purchase and sell any Assets of a Series Trust for cash or upon terms in accordance with the written proposals of the Manager;

       (c) (Enter into Transaction Documents): to enter into, perform and, subject to any restrictions contained in clauses 16.21 and 16.22, enforce any Transaction Documents in relation to a Series Trust containing such terms and conditions as the Manager thinks fit and are acceptable to the Trustee;

       (d) (Issue Securities): to Borrow money as trustee of a Series Trust by the issue of Securities as trustee of the Series Trust as provided for in this Deed and the Series Supplement relating to the Series Trust;

       (e) (Other Borrowings): to otherwise Borrow money as trustee of a Series Trust on such terms and conditions as the Manager thinks fit and are acceptable to the Trustee. If at the time of the proposed Borrowing in relation to a Series Trust, Securities are outstanding in relation to the Series Trust and are rated by a Rating Agency in relation to the Series Trust, the Trustee may only enter into such Borrowing if the Trustee receives a certificate from the Manager that the proposed Borrowing, and any Security Interest to be granted in connection with the Borrowing, will not result in a reduction or withdrawal of the rating assigned by such Rating Agency to such Securities;

       (f) (Grant security): to secure any such Borrowing in relation to a Series Trust by the grant of a Security Interest (including, without limitation, the Charge) over any or all of the Assets of the Series Trust on such terms and conditions as the Manager thinks fit and are acceptable to the Trustee;

       (g) (Appoint Custodian): to appoint a Nominated Seller to undertake custodial duties in relation to the Approved Financial Assets of a Series Trust in accordance with the provisions of the Series Supplement for the Series Trust or to appoint a Custodian in accordance with the Series Supplement to perform such custodial duties on such terms and conditions as the Manager thinks fit and are acceptable to the Trustee(subject to the limitations (if any) contained in the Series Supplement for the Series Trust);

       (h) (Give representations and warranties): give any representation, warranty, indemnity or other undertaking required in respect of any Transaction Document or other transaction in any way relating to a Series Trust and notwithstanding that the subject matter of such representation, warranty, indemnity, or other undertaking may refer to the Trustee in its personal capacity or otherwise to the Trustee's personal affairs as the Manager considers necessary or desirable but:

              (i) only in accordance with the Manager's directions from time to time; and

              (ii) to the extent that the subject matter of such representation, warranty, indemnity or undertaking does refer to the Trustee in its personal capacity such representation, warranty, indemnity or undertaking is acceptable to the Trustee in its absolute discretion;

                                                                             45.

       (i) (Insure): to insure any Asset of a Series Trust for amounts, on conditions and for types of insurance, determined to be necessary by the Manager;

       (j) (Attend meetings): to attend and vote at meetings in accordance with the Manager's written directions;

       (k) (Give indemnities): to give an indemnity to such persons and against such costs, expenses and damages as the Manager considers necessary or desirable but only in accordance with the Manager's directions from time to time;

       (l) (Pay fees and expenses): to pay all fees and expenses of any Series Trust which were properly incurred and payable out of the relevant Series Trust and (subject to clause 16.26) approved by the Manager;

       (m) (Execute proxies): to execute all such proxies (subject to clause 12.6), powers of attorney and other instruments as may be necessary or desirable to enable the Trustee, the Manager, any Nominated Seller, any Nominated Servicer or any officer, delegate or agent of any of the foregoing to exercise any power, discretion or right of the Trustee;

       (n) (Lease): subject to the Nominated Servicer's functions and obligations under the corresponding Series Supplement in relation to a Series Trust, to lease or sub-lease any real property, or act as bailor or bailee of any chattels;

       (o) (Discharge and release): subject to the Nominated Servicer's functions and obligations under the corresponding Series Supplement in relation to a Series Trust, to grant any form of discharge or release or partial discharge or release of any Approved Financial Asset in the manner permitted by this Deed and the corresponding Series Supplement;

       (p)    (Delegate): to appoint, as permitted by clause 16.8:

              (i) any person to be delegate, attorney, agent or sub-agent of the Trustee for such purposes and with such powers, discretions and authorities as it thinks fit (not exceeding those vested in the Trustee) with power for the delegate, attorney, agent or sub-agent to sub-delegate any such power, authorities or discretions and also to authorise the issue in the name of the Trustee of documents bearing facsimile signatures of the Trustee or of the attorney or agent either with or without proper manuscript signatures of their officers on them; or

              (ii) without limiting the generality of the foregoing, the Manager as delegate of the Trustee to perform any of the Trustee's obligations and to exercise any of the Trustee's powers, discretions and authorities in respect of any Support Facility;

                                                                             46.

       (q) (Exercise powers through Austraclear): at the written direction of the Manager, exercise any of its powers and perform any of its obligations under this Deed or any other Transaction Document through or in conjunction with Austraclear;

       (r) (Register Austraclear): at the written request of the Manager, register Austraclear as the holder of Securities, and to lodge Security Transfers with Austraclear, to facilitate transactions through Austraclear's system;

       (s) (Give waivers): at the written direction of the Manager, give any waiver, time or indulgence to any person on such terms as it may in its discretion decide;

       (t) (Legal proceedings): subject to the restrictions contained in clauses 16.21 and 16.22, institute, prosecute, defend, settle and compromise legal or administrative proceedings of any nature whatsoever and generally to enforce and pursue its rights pursuant to and in respect of Assets;

       (u) (Power of sale): subject to the Nominated Servicer's functions and obligations under the corresponding Series Supplement in relation to a Series Trust, exercise any power of sale arising on default under any Security Interest forming part of the Assets of the Series Trust or any other rights or remedy accruing in respect of the Approved Financial Assets of the Series Trust;

       (v) (Series Supplement): exercise any other power in relation to a Series Trust or the Assets of a Series Trust conferred on the Trustee by the Series Supplement for the Series Trust; and

       (w) (Necessary and incidental): subject to clause 16.27, with the agreement of the Manager to do all such things incidental to any of the foregoing powers or necessary or convenient to be done for or in connection with any Series Trust or the Trustee's functions under this Deed.

 16.5  Refusal to Exercise Powers

       Notwithstanding anything in clause 16.4, the Trustee may refuse to comply with any instruction or direction from the Manager, the Nominated Servicer or the Nominated Seller in respect of a Series Trust where it reasonably believes that in so doing the rights and interests of the Unitholders and Securityholders in respect of that Series Trust are likely to be materially prejudiced by so complying (if the Trustee purports to rely on this power it must at the time of so refusing, give reasons for its grounds to the Manager, the Nominated Servicer or the Nominated Seller (as the case may be)).

 16.6  Act on Expert Advice

       The Trustee may obtain and act upon the opinion, advice or information obtained from solicitors, barristers, surveyors, valuers, contractors, land agents, brokers, letting agents, property managers, qualified advisers and other experts whether instructed by the Manager or by the Trustee which are

                                                                             47.

       necessary, usual or desirable for the purpose of enabling the Trustee to be fully and properly advised and informed in order that it may properly exercise its powers and obligations under this Deed.

 16.7  Absolute Discretion

       Subject to the Trustee duly observing its duties, covenants and obligations under this Deed, the Trustee has absolute discretion as to the exercise or non-exercise of the trusts, powers, authorities and discretions vested in it by this Deed.

 16.8  Delegation of Duties of Trustee

       The Trustee must not delegate to any person any of its trusts, duties, powers, authorities and discretions under this Deed or a Series Supplement in relation to a Series Trust except:

       (a) (To Manager, Nominated Servicer, Nominated Seller, Security Trustee): to the Manager, the Nominated Servicer, the Nominated Seller or the Security Trustee in accordance with the provisions of this Deed or any other Transaction Document relating to the Series Trust;

       (b) (Related Body Corporate): subject to clause 16.9 to a Related Body Corporate of the Trustee; or

       (c) (As otherwise permitted): in accordance with the provisions of this Deed or the Series Supplement relating to the Series Trust.

 16.9  Related Body Corporate of the Trustee

       Where the Trustee delegates any of its trusts, duties, powers, authorities and discretions to any person who is a Related Body Corporate of the Trustee, the Trustee at all times remains liable for the acts or omissions of such Related Body Corporate and for the payment of fees of that Related Body Corporate when acting as delegate.

 16.10 Indemnity of Trustee

       The Trustee is entitled to be indemnified out of the Assets of a Series Trust for any liability properly incurred by the Trustee in performing or exercising any of its powers or duties in relation to the Series Trust.

       This indemnity is in addition to any indemnity allowed by law, but does not extend to liabilities arising:

       (a) from a breach of trust by the Trustee; or

       (b) from the Trustee's fraud, negligence or wilful default.

                                                                             48.

       Except in the case of fraud, negligence or wilful default on the part of the Trustee or its officers, employees, agents or delegates (where applicable under this Deed), the Trustee is not liable to any person (including, without limitation, any Securityholder or Unitholder), nor will any such person be entitled to enforce any rights against the Trustee, to any greater extent than the Trustee is entitled to recover through its right of indemnity from the Assets of the Series Trust to which the liability or rights relate. If any such person does not recover all moneys owing to it under such liabilities or rights, it may not seek to recover the shortfall by bringing proceedings against the Trustee in its personal capacity or in its capacity as the trustee of any other trust or by applying to have the Trustee wound up or proving in the winding up of the Trustee unless another creditor has initiated proceedings to wind up the Trustee.

 16.11 Trustee Indemnified for Costs etc

       The Trustee, in addition to its remuneration in accordance with clause
       18.2 and without limitation to clause 16.10, is to be indemnified and is entitled to be reimbursed out of a Series Trust, in respect of all costs, charges and expenses which it may incur in respect of and can attribute to that Series Trust in accordance with this Deed and the Series Supplement for the Series Trust in relation to the following matters:

       (a) (Disbursements): all disbursements in connection with the acquisition or proposed acquisition, maintenance, insurance, custody or disposal of or any other dealing with any Asset of the Series Trust including, without limitation, commission, brokerage and stamp duty (other than costs which the Nominated Seller has agreed to pay pursuant to this Deed or the Series Supplement relating to the Series Trust);

       (b) (Auditor): the remuneration of the Auditor and any reasonable expenses of the Auditor sustained in the course of the performance of the duties as an Auditor of the Series Trust and the fees, if any, charged by a registered tax agent for the preparation and lodgement of taxation returns for the Series Trust;

       (c) (Units): any costs, charges, liabilities and expenses which the Trustee may incur in respect of, and can attribute to it, being trustee of the Series Trust in respect of the Units issued in relation to the Series Trust;

       (d) (Taxes): all Taxes payable in respect of the Series Trust, including stamp duty payable on distribution cheques;

       (e) (Transaction Documents): all costs, charges, expenses and liabilities in relation to or under any Transaction Document in relation to the Series Trust;

       (f) (Postage and printing): the costs of postage and printing of all cheques, accounts, statements, notices, Certificates and all other documents required to be posted to the Investors under this Deed or the Series Supplement in respect of the Series Trust;

       (g) (Valuations): the costs of any valuation of any Assets of the Series Trust;

                                                                             49.

       (h) (Bank account costs): any expenses incurred in connection with the bank accounts of the Trustee in relation to the Series Trust and bank fees (including but not limited to account keeping fees) and other bank or government charges (including but not limited to bank account debits tax and charges in respect of financial institutions duty) incurred in connection with the keeping of or the transaction of business through the bank accounts of the Trustee in relation to the Series Trust;

       (i) (Attorney's fees): any fees payable to attorneys, managers, consultants, advisers and experts engaged by the Trustee or the Manager in relation to a Series Trust to the extent that those fees are reasonable in amount and properly incurred;

       (j)    (Austraclear's fees): any fees payable to Austraclear;

       (k) (Custodial fees): any fees payable to the Nominated Seller, the Trustee, or any other person for performing custodial duties in accordance with the Series Supplement relating to the Series Trust;

       (l) (Other fees): any other fees, charges and amounts which are paid or payable to any person appointed or engaged by the Trustee pursuant to this Deed or the Series Supplement for the Series Trust to the extent that the fees, charges and amounts would be payable or reimbursable to the Trustee under any provision of this clause or under any other provision of this Deed or the Series Supplement if the services performed by the person so appointed or engaged had been carried out directly by the Trustee and to the extent that those fees, charges and amounts are reasonable in amount and properly incurred;

       (m) (Retirement and removal): all costs in or in connection with the retirement or removal of the Trustee, the Nominated Servicer or the Manager under this Deed in relation to the Series Trust and the appointment of any person in substitution to the extent that those costs are reasonable in amount and properly incurred;

       (n) (Legal costs connected with documents): all costs and expenses (on a full indemnity basis) in connection with:

              (i) the negotiation, preparation, execution and stamping of this Deed or any other Transaction Document in relation to the Series Trust; and
              (ii) the negotiation, preparation, execution and stamping of any deed amending this Deed or any other Transaction Document in relation to the Series Trust;

       (o) (Legal costs connected with proceedings): all legal costs and disbursements incurred by the Trustee (on a full indemnity basis) in connection with court proceedings brought against it alleging negligence, fraud, wilful default, breach of trust or duty by the Trustee in relation to the Series Trust provided that the Trustee is not entitled to such a right of indemnity or reimbursement where there is a determination by the relevant court of

                                                                             50.

              negligence, fraud or wilful default by the Trustee (provided that until such determination, the Trustee is entitled to such right of indemnity or reimbursement but upon such determination the Trustee must repay to the Series Trust any amount paid to it pursuant to this clause);

       (p) (Security Trustee indemnity): any amounts which the Trustee is required to pay to the Security Trustee pursuant to its indemnity in favour of the Security Trustee contained in the Security Trust Deed (if any) in relation to the Series Trust;

       (q) (Other amounts): any other amounts for which, pursuant to any express provision of this Deed or the Series Supplement for the Series Trust, the Trustee is properly entitled to be reimbursed or indemnified; and

       (r) (Amounts approved by Manager): any other amounts in connection with the exercise of any power or discretion or the performance of any obligation under a Transaction Document in relation to the Series Trust which are approved by the Manager (such approval not to be unreasonably withheld).

 16.12 General Business Costs of Trustee

       Nothing in this clause 16 entitles or permits the Trustee to be reimbursed or indemnified for general overhead costs and expenses of the Trustee (including, without limitation, rents and any amounts payable by the Trustee to its employees in connection with their employment) incurred directly or indirectly in connection with the business activities of the Trustee (including, without limitation, general overhead costs and expenses in the provision by the Trustee of any custodial services to a Series Trust) or in the exercise of its rights, powers and discretions or the performance of its duties and obligations in relation to a Series Trust.

 16.13 Series Trust Creditors

       Without limiting clause 16.10, the Trustee's right to be indemnified in accordance with clause 16.10 and to effect full recovery out of the relevant Series Trust pursuant to such right, applies in relation to any liability to Creditors in respect of that Series Trust, notwithstanding any failure by the Trustee to exercise the degree of care, diligence and prudence required of a trustee having regard to the powers, authorities and discretions conferred on the Trustee under this Deed or any other act or omission which may not entitle the Trustee to be so indemnified and/or effect such recovery.

 16.14 If Trustee Fails to Exercise Care

       Subject to clause 16.15, if the Trustee fails to exercise the degree of care, diligence and prudence required of a trustee having regard to the powers, authorities and discretions conferred on the Trustee by this Deed or by a Series Supplement or if any other act or omission occurs which may not entitle the Trustee to be indemnified in accordance with clauses
       16.10 or 16.11 or to effect full recovery out of the relevant Series
       Trust:

                                                                             51.

       (a) (Indemnity held on behalf of Creditors): the Trustee may not receive or hold or otherwise have the benefit of the indemnity given in clauses 16.10 or 16.11 otherwise than on behalf of and on trust for the Creditors in respect of that Series Trust; and

       (b)    (Indemnity limited to liabilities to Series Trust Creditors):
              the Trustee may be indemnified only to the extent necessary to allow it to discharge its liabilities to the Creditors in respect of that Series Trust.

 16.15 Variation of clause 16.14

       The provisions of clause 16.14 may be varied in respect of a Series Trust if an Extraordinary Resolution is passed consenting to the variation at a separate meeting of the Investors referable to that Series Trust convened for the purpose in accordance with clause 26.

 16.16 No Restriction on Action

       Nothing in clauses 16.13 to 16.15 (inclusive) is taken to:

       (a) (Restrict Investors): impose any restriction upon the rights of the Investors or any other persons to bring an action against the Trustee for loss or damage suffered by reason of the Trustee's failure to exercise the degree of care, diligence and prudence required of a trustee having regard to the powers, authorities and discretions conferred on the Trustee by this Deed or the relevant Series Supplement; or

       (b) (Confer right to be indemnified for default): confer on the Trustee a right to be indemnified out of any Series Trust against any loss the Trustee suffers in consequence of an action brought against it by reason of the Trustee's failure to exercise the degree of care, diligence and prudence required of a Trustee having regard to the powers, authorities and discretions conferred on the Trustee by this Deed or the relevant Series Trust.

 16.17 Limited Recourse of Series Trust Creditors

       The Trustee is not obliged to enter into any other Transaction Document or any other agreement or deed relating to a Series Trust unless:

       (a) (Limited recourse provision): the Transaction Document, agreement or deed contains a provision to the effect that the Trustee's liability to the corresponding Creditor is incurred by the Trustee only in its capacity as trustee of the Series Trust and that the recourse of the Creditor is limited, except in the case of the Trustee's fraud, negligence or wilful default, to the amount that the Trustee is actually indemnified out of the Assets of the Series Trust and which are available for payment to the Creditors of the Series Trust in accordance with this Deed and the corresponding Series Supplement; and

       (b) (Liability limited): the Trustee's liability under the Transaction Document, agreement

                                                                             52.

              or deed is limited in a manner substantially similar to that contained in this Deed.

 16.18 Limitation of Liability of Trustee

       If the Trustee relies in good faith on an opinion, advice, information or statement given to it by a person referred to in clause 16.6, it is not liable for any misconduct, mistake, oversight, error of judgment, forgetfulness or want of prudence on the part of that person except when the person is not independent from the Trustee. A person is regarded as independent notwithstanding that the person acts or has acted as an adviser to the Manager or the Trustee or both of them so long as separate instructions are given to that person by the Trustee.

 16.19 Neither Trustee nor Delegate Liable

       Neither the Trustee nor its delegate is liable:

       (a) (Loss arising out of exercise of its discretions): for any loss, costs, liabilities or expenses arising out of the exercise or non-exercise of its discretions under this Deed, a Series Supplement, any other Transaction Document or otherwise in respect of a Series Trust except to the extent that any of the foregoing is caused by the Trustee's or the delegate's own fraud, negligence or wilful default;

       (b) (Loss arising out of exercise of Manager's, Nominated Seller's or Nominated Servicer's discretions): for any loss, costs, liabilities or expenses arising out of the exercise or non-exercise of a discretion on the part of the Manager, any Nominated Seller or any Nominated Servicer except to the extent that any of the foregoing is caused by the Trustee's or the delegate's own fraud, negligence or wilful default;

       (c) (Failure to check information): for any loss, costs, liabilities or expenses caused by the Trustee's failure to check any calculation, information, document, form or list supplied or purported to be supplied to it by the Manager, any Nominated Seller or Nominated Servicer under this Deed or a Series Supplement or by any other person pursuant to a Transaction Document except to the extent that any of the foregoing is caused by the Trustee's or the delegate's own fraud, negligence or wilful default;

       (d) (Acting on instructions): for any loss, costs, liabilities or expenses caused by its acting on any instruction or direction properly given to it by the Manager, any Nominated Seller or any Nominated Servicer under this Deed or by any person pursuant to a Transaction Document except to the extent that any of the foregoing is caused by the Trustee's or the delegate's own fraud, negligence or wilful default;

       (e) (Delegation): for any loss, costs, liabilities or expenses arising out of the delegation in accordance with the provisions of this Deed or of a Series Supplement of any of its duties, powers, authorities and discretions to any person as permitted by clause
              16.8 (subject to clause 16.9) except to the extent that any of the foregoing is caused by the Trustee's or the delegate's own fraud, negligence or wilful default;

                                                                             53.

       (f) (Other acts or omissions): for any other act or omission on its part except where the act or omission is fraudulent, negligent or in wilful default;

       (g) (To Investors except to extent of right of indemnity): subject always to the foregoing provisions of this clause 16, to an Investor other than to the extent of the Trustee's right of indemnity in respect of the relevant Series Trust;

       (h) (To pay Investors, except to extent in funds to do so): subject always to the foregoing provisions of this clause 16.19, to make a payment to an Investor in respect of a Series Trust except out of funds held by it for that purpose under this Deed and the Series Supplement for that Series Trust; or

       (i)    (Manager Default): for any Manager Default.

 16.20 Legal Proceedings

       Subject to clause 16.22, the Trustee may bring legal proceedings in its capacity as trustee of a Series Trust:

       (a) (To recover money): to obtain or recover money that is payable to the Trustee (in its capacity as trustee of the Series Trust) or to obtain an Asset of a Series Trust that is to be vested in the Trustee in accordance with this Deed or the relevant Series Supplement;

       (b) (If legal owner of Approved Financial Asset): at any time after legal title to an Approved Financial Asset has been transferred into its name, to enforce such Approved Financial Asset or any other deed or agreement to which the Trustee is a party;

       (c) (For damages): for damages against any person arising out of any loss suffered by an Investor as a result of any negligence, default, omission or breach of duty or trust;

       (d) (To secure compliance): to secure compliance with the provisions of this Deed or any Transaction Document; or

       (e) (As it thinks fit): in any other circumstance that it thinks fit after notifying the Manager.

       The Trustee may abandon, settle, compromise or release any such action, suit or proceeding as it considers desirable having regard to the interests of the Investors, and persons who provide Support Facilities, in respect of the relevant Series Trust.

 16.21 Proceedings in Respect of Series Trust or Series Trust Asset

       Subject to clause 16.22, the Trustee may institute, prosecute, defend or otherwise appear in any action, suit or other proceeding in any court or tribunal in respect of any matters touching or

                                                                             54.

       concerning a Series Trust, any Asset of any Series Trust or any Transaction Document of any Series Trust including the enforcement, contemplated enforcement of, preservation of rights under, initiation, carriage and settlement of any court proceedings in respect of a Transaction Document. Subject to clause 16.11(r), all costs, disbursements and expenses incurred by the Trustee (including costs of obtaining advisory opinions) in anticipation of or in connection with any such action, suit or proceeding and all costs and disbursements incurred by the Trustee in obtaining any legal advice or opinions concerning or relating to the interpretation and construction of this Deed or a Transaction Document are to be deducted from and paid out of the relevant Series Trust on a full indemnity basis ( and in the case of solicitor's costs, calculated at the solicitor's usual charge out rate).

 16.22 Consents to Legal Proceedings

       (a) (Manager's consent): Subject to paragraph (b) below, the Trustee may not institute, prosecute or otherwise appear in any action, suit or other proceeding in any court or tribunal in respect of the matters detailed in clauses 16.20 or 16.21 unless it has first obtained the consent of the Manager or the consent of an Extraordinary Resolution of the Securityholders of the relevant Series Trust except where the Trustee is of the view that failure to bring an action would be to the detriment of the Investors of that Series Trust and any delay whilst obtaining the necessary consent would be prejudicial to the interests of the Investors of that Series Trust.

       (b) (If necessary): Nothing in paragraph (a) above prevents the Trustee appearing in any action, suit or other proceeding in any court or tribunal where it is necessary for it to appear in order to defend itself against any action, suit or other proceeding or to recover money owed to it in its personal capacity.

 16.23 Registration and Holding of Investments

       Subject to the relevant Series Supplement, the Trustee has the right to have:

       (a) (Authorised Short-Term Investments held by officers): any Authorised Short-Term Investments capable of being registered which the Trustee is precluded by the constitution of the Trustee from holding in its own name vested in officers of the Trustee nominated by it; or

       (b) (Title documents held by Bank): any documents of title in relation to an Authorised Short-Term Investment of which the Trustee is the registered holder or is otherwise the legal owner held in custody by a Bank.

       Subject to the relevant Series Supplement, if the Trustee exercises any rights referred to in this clause the Trustee remains liable for any act or omission of the relevant officer or Bank as if the act or omission was an act or omission of the Trustee.

                                                                             55.

 16.24 Limitation of Trustee's Personal Liability

       Notwithstanding any other provision of this Deed, the Trustee is not obliged to execute any instrument, enter into any agreement or incur any obligation in connection with a Series Trust (including, without limitation, in connection with any Transaction Document) unless the Trustee has received independent legal advice (if required by the Trustee) in relation to the instrument, agreement or obligations and unless the Trustee's personal liability in connection with the instrument, agreement or obligation is limited in accordance with clause 16.17.

 16.25 No Liability for Breach by Custodian of Custodial Role

       The Trustee is not liable to any person in any manner whatsoever for any breach by the Custodian in respect of a Series Trust of its obligations under the Series Supplement unless the Trustee or a Related Body Corporate of the Trustee is the Custodian.

 16.26 Incur Costs Without Approval

       Notwithstanding clause 16.4(l), the Trustee may do such things, take such actions and incur such expenses without the consent of the Manager (including the appointment of advisers) as is provided in a Series Supplement or as it believes necessary (acting reasonably) in respect of any action where the Trustee believes (acting reasonably) the Manager is in a position where its personal interests in relation to that action conflict with its duties and obligations under this Deed or any other Transaction Document.

 16.27 No Liability for Non-payment

       Except in the case of fraud, negligence or wilful default on the part of the Trustee, the Trustee is not liable in the event of a failure to pay moneys on the due date for payment to any Investor or any other person or for any loss howsoever arising in respect of the relevant Series Trust or to any Investor or any other person.

 16.28 No Duty to Investigate

       The Trustee has no duty, and is under no obligation, to investigate whether a Manager Default has occurred other than where it has actual notice that such has occurred.

 17.   FURTHER PROVISIONS REGARDING POWERS ETC.

 17.1  Limitation of liability of Trustee and Manager

       Neither the Trustee nor the Manager is liable:

       (a) (If it relies on a document): in connection with anything done by it in good faith in reliance upon any certificate, document, form or list except when it has reason to believe that the document, form or list is not genuine;

                                                                             56.
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       (b)    (If prevented by law): if it fails to do anything because it is prevented or hindered from doing it by law or order;

       (c) (For Taxes paid in good faith): to anyone for payments (except when made negligently) made by it in good faith to a fiscal authority in connection with Taxes or other charges in respect of the Series Trust even if the payment need not have been made;

       (d)    (Failure of another): subject to the Corporations Law and clauses
              15.9 and 16.9, if a person fails to carry out an agreement with the Trustee or the Manager in connection with a Series Trust (except when the failure is due to the Trustee's or the Manager's (as the case may be) fraud, negligence or wilful default; or

       (e) (Error of law or done in good faith connected with liquidation): to anyone because of any error of law or any matter done or omitted to be done by it in good faith in the event of the liquidation or dissolution of a corporation (other than a corporation under its control).

 17.2  Dealings with Series Trust

       None of the following:

       (a)    (Trustee): the Trustee (in any capacity);

       (b)    (Manager): the Manager;

       (c)    (Nominated Seller): any Nominated Seller;

       (d)    (Nominated Servicer): any Nominated Servicer;

       (e) (Directors and officers): the directors or officers of the Trustee, the Manager, any Nominated Seller or any Nominated Servicer;

       (f) (Related Bodies Corporate): the Related Bodies Corporate of the Trustee, the Manager, any Nominated Seller or any Nominated Servicer;

       (g) (Shareholders): the shareholders of the Trustee, the Manager, any Nominated Seller or any Nominated Servicer or any such Related Body Corporate; or

       (h) (Directors and officers of Related Body Corporate): the directors or officers of any such Related Body Corporate,

       is prohibited in relation to a Series Trust from:

       (i) (Subscribing): subscribing for Securities or Units in respect of a Series Trust or

                                                                             57.
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              purchasing, holding, dealing in or disposing of
              Securities or Units in respect of a Series Trust;

       (j)    (Contracting, acting or otherwise being interested): at any time:

              (i)     contracting with;
              (ii)    acting in any capacity as representative or agent for; or
              (iii) entering into any financial, banking, agency or other transaction with,

              any other of them or an Investor; or

       (k) (Being interested): being interested in any contract or transaction referred to in paragraph (j).

       None of the persons mentioned is liable to account to any other or to an Investor for any profits or benefits (including, without limitation, bank charges, commission, exchange brokerage and fees) derived in connection with any contract or transaction referred to in paragraph (j).

 17.3  Application of clause 17.2

       Clause 17.2 applies only if the relevant person, in connection with the action, contract or transaction, acts in the utmost good faith in relation to all Investors in respect of the relevant Series Trust.

 17.4  Signatures

       The Trustee and the Manager may rely on the validity of any signature on any transfer, form of application or other instrument or document unless the Trustee or the Manager (as the case may be) has reason to believe that the signature is not genuine. Neither the Trustee nor the Manager is liable to make good out of its own funds any loss incurred by any person if a signature is forged or otherwise fails to bind the person whose signature it purports to be or on whose behalf it purports to be made. Any such loss, subject to any right of reimbursement from any other person (including the Manager) is to be borne by the relevant Series Trust.

 17.5  Dealings with Instruments

       Neither the Manager nor the Trustee is obliged to effect a transaction or dealing with a transfer or other instrument on behalf of, for the benefit or at the request of an Investor unless the Investor has first paid or otherwise provided for to the Manager's and the Trustee's satisfaction all Taxes, brokerage, transfer fees, registration fees and other charges (whether similar to the foregoing or not) whether in respect of the transfer or other instrument or otherwise (in this clause 17.5 called collectively "duties and charges") which may have become or may be payable in respect of or prior to or upon the occasion of the transaction or dealing. However, the Trustee may pay and discharge any duties and charges on behalf of an Investor and retain the amount so paid out of any money or property to which the Investor is or becomes entitled to under this Deed or a Series

                                                                             58.
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       Supplement. This clause does not affect the other obligations of the
       Trustee or the Manager in this Deed relating to duties and other expenses in respect of Assets referable to a Series Trust.

 17.6  Disclosure of Information

       Subject to this Deed and the relevant Series Supplement, no Nominated Seller, Nominated Servicer or the Trustee is (unless ordered so to do by a court of competent jurisdiction) required to disclose to any Investor of a Series Trust confidential, financial or other information either made available to the Nominated Seller, the Nominated Servicer or the Trustee respectively by the Manager or in relation to the Trustee, the Nominated Servicer or the Nominated Seller in connection with this Deed or a Series Supplement.

 18.   REMUNERATION OF MANAGER AND TRUSTEE

 18.1  Management Fee

       The Manager is entitled to the payment from the Trustee (as trustee of a Series Trust) of a fee for administering and managing the Series Trust, calculated and payable in accordance with the terms of the Series Supplement relating to that Series Trust.

 18.2  Trustee Fee

       The Trustee is entitled to deduct from the Assets for the Series Trust and to pay to itself a fee for performing its duties in relation to the Series Trust, calculated and payable in accordance with the terms of the Series Supplement relating to the Series Trust.

 19.   RETIREMENT OF TRUSTEE

 19.1  Trustee Must Retire

       The Trustee must retire as trustee of each Series Trust if:

       (a) (If required by Manager): having been required to do so by the Manager by notice in writing, the Trustee fails or neglects within 20 Business Days (or such longer period as the Manager may agree to) after receipt of such notice to carry out or satisfy any material duty or obligation imposed on the Trustee by this Deed or any other Transaction Document in respect of a Series Trust;

       (b) (Insolvency Event): an Insolvency Event occurs with respect to the Trustee in its personal capacity;

       (c) (Cease to carry on business): the Trustee ceases to carry on business;

       (d) (Merger without assumption): the Trustee merges or consolidates into another entity, unless approved by the Manager, which approval will not be withheld if, in the

                                                                             59.
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              Manager's reasonable opinion, the commercial reputation and standing of the surviving entity will not be less than that of the Trustee prior to such merger or consolidation, and unless the surviving entity assumes the obligations of the Trustee under the Transaction Documents; or

       (e) (Change in ownership): there is a change in the ownership of 50 per cent or more of the issued equity share capital of the Trustee from the position as at the date of this Deed, or effective control of the Trustee alters from the position as at the date of this Deed, unless in either case approved by the Manager, which approval will not be withheld if, in the Manager's reasonable opinion, the change in ownership or control of the Trustee will not result in a lessening of the commercial reputation and standing of the Trustee.

 19.2  Manager May Require the Trustee to Retire

       The Manager may, by written notice, direct the Trustee to retire if it believes in good faith that an event referred to in clause 19.1 has occurred.

 19.3  Manager May Remove Trustee from Office

       If the Trustee refuses to retire after being required to do under clause
       19.1 or 19.2, the Manager is entitled to remove the Trustee from office:

       (a) upon the occurrence of an event set out in clauses 19.1 (a), (b) or (c), immediately by notice in writing; and

       (b) upon the occurrence of an event set out in clauses 19.1 (d) or (e) (and where clause 19.3 (a) does not apply) upon 30 days notice in writing.

       On the retirement or removal of the Trustee under clause 19.1, clause
       19.2 or this clause the Manager, subject to any approval required by law, is entitled to and must use its reasonable endeavours to appoint in writing within 30 days of the retirement or removal of the Trustee some other Authorised Trustee Corporation, who is approved by the Rating Agencies for all then Series Trusts, to be the Trustee. Until the appointment of the Substitute Trustee is complete, the Manager must act as Trustee in accordance with the terms of this Deed and is entitled to receive the fee payable in accordance with clause 18.2 for the period during which the Manager so acts. If, after 30 days, the Manager has been unable to appoint an Authorised Trustee Corporation as Trustee in accordance with this clause then the Manager must convene a single meeting of Investors of all then Series Trusts at which a new Trustee may be appointed by Extraordinary Resolution of all Investors of the then Series Trusts.

 19.4  Trustee May Retire

       The Trustee may retire as trustee of all Series Trusts upon giving three months' notice in writing to the Manager or such lesser time as the Manager and the Trustee agree. Upon such retirement the

                                                                             60.
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       Trustee, subject to any approval required by law, must appoint as trustee of the Series Trusts in writing any other Authorised Trustee Corporation who is approved by the Rating Agencies of all then Series Trusts and the Manager, which approval must not be unreasonably withheld by the Manager. If the Trustee does not propose a replacement by the date which is one month prior to the date of its proposed retirement, the Manager is entitled to appoint a Substitute Trustee, which must be an Authorised Trustee Company who is approved by the Rating Agencies of all then Series Trusts. If a Substitute Trustee has not been appointed upon the expiry of the three month period commencing when the Trustee notifies the Manager of its intention to retire, then from the expiry of that three month period, the Manager must act as Trustee and must appoint an Authorised Trustee Corporation approved by the Rating Agencies as Trustee within 30 days. If the Manager is unable within 30 days to appoint such an Authorised Trustee Corporation as Trustee then the Manager must convene a single meeting of Investors of all then Series Trusts at which a new Trustee may be appointed by Extraordinary Resolution of the Investors of all the then Series Trusts.

 19.5  Substitute Trustee

       The purported appointment of a Substitute Trustee has no effect until the Substitute Trustee executes a deed under which it covenants to act as Trustee in respect of each Series Trust in accordance with this Deed and the other Transaction Documents.

 19.6  Release of Trustee

       Upon retirement or removal of the Trustee as trustee of each Series Trust, the Trustee is released from all obligations under this Deed and the other Transaction Documents arising after the date of the retirement or removal in respect of each Series Trust except for its obligation to vest all Assets in the Substitute Trustee and to deliver all books and records relating to each Series Trust to the Substitute Trustee (but the Trustee is not released from any obligations or liability that accrued prior to the date of the retirement of the Trustee). The Manager may settle with the Trustee the amount of any sums payable by the Trustee to the Manager or by the Manager to the Trustee and may give to or accept from the Trustee a discharge in respect of those sums which is then conclusive and binding as between the Trustee and the Manager but not as between the Trustee and the Investors.

 19.7  Rating Agencies Advised

       In respect of any consents required by the Rating Agencies to the replacement of a Trustee pursuant to this clause 19 the Manager must approach and liaise with the Rating Agencies of the then Series Trusts. In addition, the Manager must inform the Rating Agencies of the then Series Trusts of the retirement or removal of the Trustee and give them the details of the Substitute Trustee.

 19.8  Indemnity

       Subject to clause 19.10, the retiring Trustee must indemnify the Manager and the Substitute Trustee in respect of all costs incurred as a result of:

       (a)    (Removal): its removal pursuant to clause 19.1, 19.2 or 19.3; or

                                                                             61.
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       (b)    (Retirement): its retirement pursuant to clause 19.4.

 19.9  Assets to Vest in Substitute Trustee

       Upon the retirement or removal of the Trustee from each Series Trust in accordance with the provisions of this clause 19, the Trustee must vest the Assets of each Series Trust, or cause them to be vested, in the Substitute Trustee and must deliver to the Substitute Trustee (or the Manager if it is acting as Trustee) all books, documents, records and other property whatsoever relating to the Series Trusts. Subject to clause 19.8, the costs and expenses of this are to be paid out of the relevant Series Trust.

 19.10 Restriction on Security issues

       The Manager is not entitled to issue any further Securities during any period it acts as Trustee in accordance with clauses 19.3 and 19.4.

 20.   MANAGER DEFAULT AND RETIREMENT OF MANAGER

 20.1  Manager Default

       A Manager Default occurs if:

       (a) (Insolvency Event): an Insolvency Event occurs in relation to the Manager; or

       (b) (Other Manager Defaults): any other event occurs which is specified in any Series Supplement to constitute a Manager Default.

 20.2  Replacement of Manager

       While a Manager Default is subsisting and after the Trustee becomes aware of that Manager Default, the Trustee must , upon giving written notice to the Nominated Servicer, the Manager and the Rating Agencies (if any) of each then Series Trust, immediately terminate the rights and obligations of the Manager and appoint another entity to act in its place.

 20.3  Retirement of Manager

       The Manager may retire from the management of all the Series Trusts upon giving to the Trustee three months notice in writing or such lesser time as the Manager and the Trustee agree. Upon that retirement the Manager, subject to any approval required by law, may appoint in writing any other corporation approved by the Trustee as Manager in its stead. If the Manager does not propose a replacement by the date which is one month prior to the date of its proposed retirement, the Trustee is entitled to appoint a new Manager as of the date of the proposed retirement.

                                                                             62.
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 20.4  Appointment of Substitute Manager

       The purported appointment of a Substitute Manager has no effect until the Substitute Manager executes a deed under which it assumes the obligations of Manager under this Deed and all other Transaction Documents to which the Manager is a party.

 20.5  Trustee to act as Manager

       Until the appointment of the Substitute Manager is complete, the Trustee must act as Manager and in doing so must act in accordance with the provisions of this Deed. The Trustee is entitled to receive the fee payable in accordance with clause 18.1 for the period during which the Trustee so acts.

 20.6  Settlement of Amounts Owing by Trustee to the Manager

       The Trustee may settle with the Manager the amount of any sums payable by the Manager to the Trustee or the Trustee to the Manager and may give to or accept from the Manager a discharge in respect of those sums which will be conclusive and binding as between the Trustee and the Manager, as between the Manager and the Investors.

 20.7  Payments to Manager

       The Manager may accept a payment or benefit, in connection with its retirement or removal, from the Substitute Manager. The Manager is also entitled to receive payments or benefits which have accrued to the Manager under this Deed prior to the date of the Manager's retirement or removal from office.

 20.8  Manager to Provide Full Co-operation

       The Manager must provide its full co-operation in the event of a Management Transfer. The Manager must provide to the Substitute Manager copies of all paper and electronic files, information and other materials in its possession as the Trustee or the Substitute Manager may reasonably request within five days of the removal or retirement of the Manager in accordance with this clause.

 20.9  Indemnity

       The Manager indemnifies the Trustee in respect of all costs, damages, losses, expenses (including, without limitation, the costs and expenses of transferring all records and information specified in clause 20.8) incurred as a result of the replacement of the Manager pursuant to clause 20.2.

                                                                             63.
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 21.   AUDITOR

 21.1  Appointment

       The Auditor of each Series Trust must be nominated by the Manager and acceptable to, and appointed by, the Trustee (and, failing such nomination by the Manager, the Trustee may nominate and appoint the Auditor).

 21.2  Qualification of Auditors

       The Auditor must be a firm of chartered accountants, some of whose members are Registered Company Auditors.

 21.3  Remuneration

       The remuneration of the Auditor of a Series Trust is to be determined by the Trustee and approved by the Manager.

 21.4  Removal

       The Trustee, after consulting with the Manager, may remove the Auditor of a Series Trust at any time.

 21.5  Auditor May Retire

       The Trustee must ensure that the terms of the appointment of the Auditor of a Series Trust provide that the Auditor may only retire as Auditor of the Series Trust upon giving six months' written notice to the Trustee.

 21.6  Trustee to Appoint New Auditor

       Any vacancy in the office of the Auditor of a Series Trust must be filled by the Trustee appointing a qualified person.

 21.7  Auditor May be Auditor of Nominated Servicer, Manager or Trustee

       The Auditor of a Series Trust may be the auditor of any Nominated Seller, any Nominated Servicer, the Manager or the Trustee or of any other trust whether of a similar nature to the Series Trusts or otherwise but may not be a director, officer or employee (or the partner or employee of a director, officer or employee) of any Nominated Seller, any Nominated Servicer, the Manager or of the Trustee.

                                                                             64.
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 21.8  Access to Working Papers

       The Auditor of a Series Trust must only be appointed on the basis that it will make its working papers and reports available for inspection by the Trustee and the Manager.

 21.9  Scope of Audit Duties

       The Auditor must at the end of each financial year and every six months thereafter audit a sample of transactions in respect of each Series Trust conducted under the Transaction Documents and provide a written report to the Trustee, the Manager and the Rating Agencies prepared in accordance with Approved Accounting Standards, consistently applied, and without limitation:

       (a) (Outlining scope of audit): outlining the scope of the audit conducted;

       (b)    (Detailing breaches or confirming no breaches): either:

              (i) detailing any material breaches identified by the audit on the part of the Nominated Seller, the Nominated Servicer or the Manager under the Transaction Documents relating to the Series Trust; or

              (ii) confirming that there were no material breaches of such Transaction Documents identified by the audit and that the Auditor is not aware of any events, facts or circumstances which would result in a breach of such Transaction Documents;

       (c) (Reporting perceived errors or deviations): reporting on any errors or deviations from the procedures outlined in such Transaction Documents that had come to the Auditor's attention; and

       (d) (Confirming income): in respect of the report provided at the end of each financial year, confirming in respect of each Series Trust that either:

              (i) there is no amount of Net Tax Income in respect of the previous year of income; or

              (ii) any Net Tax Income in respect of the previous year is, for the purposes of the Tax Act, properly included in the assessable income of the Unitholders pursuant to clause
                     13.4 of this Deed.

 22.   ACCOUNTS AND AUDIT

 22.1  Maintenance of Accounting Records

       The Trustee must keep accounting records which correctly record and explain all amounts paid and received by the Trustee with respect to each Series Trust. The Manager must keep accounting records which correctly record and explain all other transactions and the financial position of each Series Trust. The Manager and the Trustee from time to time upon request must provide each other

                                                                             65.

       with any information necessary to enable the Manager and the Trustee to perform their respective functions under this clause 22. Based on these records, the Manager must keep at its principal place of business (or another place approved by the Trustee) proper books of account in relation to each Series Trust that enable the Accounts in relation to the Series Trust to be prepared and audited in accordance with this Deed. The books of account in relation to a Series Trust must be open to inspection by the Manager, the Trustee, the Nominated Servicer for the Series Trust and the Auditor in relation to a Series Trust. Separate books of account must be maintained for each Series Trust.

 22.2  Accounts

       The Accounts for each Series Trust must be maintained in accordance with the Approved Accounting Standards. Subject to compliance with the Approved Accounting Standards, the Accounts for each Series Trust may be varied, augmented or limited as is determined by the Manager, considered necessary by the Trustee or requested by the Auditor.

 22.3  Audit of Accounts

       The Manager must ensure that the Accounts of a Series Trust are audited as at the end of each Financial Year of the Series Trust and reported on by the Auditor of the Series Trust in accordance with the Corporations Law within 120 days of the end of the Financial Year.

 22.4  Information to Auditor

       The Auditor of a Series Trust is entitled to require from the Manager and the Trustee, and they must provide to the Auditor, all reasonable, information, accounts and explanations which are necessary for the performance of the duties of the Auditor.

 22.5  Availability of Audited Accounts

       A copy of the Accounts of a Series Trust and the Auditor's report in relation thereto will not be sent to the Investors of the Series Trust but will be furnished to an Investor of the Series Trust upon request and must, in any event, be available for inspection by the Investors of the Series Trust during business hours at the offices of the Trustee.

 22.6  Statutory Returns

       The Manager must prepare and lodge (or cause to be prepared and lodged) the Tax return for each Series Trust in respect of each of its Financial Years and any other statutory returns which are required to be prepared in respect of each Series Trust. The Trustee must sign these returns.

                                                                             66.
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 23.   PAYMENTS TO INVESTORS

 23.1  Methods of Payment

       Any money payable by the Trustee to the Investors of a Series Trust under the provisions of this Deed or the corresponding Series Supplement may be paid:

       (a) (By cheque): by crossed "not negotiable" cheque made payable to the payee and sent through the post to the registered address of the payee or, in the case of joint Investors, made payable to the joint Investors and sent to the registered address of the Investor whose name stands first in the Register or otherwise despatched, delivered or made available to be collected as the payee may from time to time specify;

       (b) (Through Austraclear): by means of electronic transfer through Austraclear;

       (c) (To bank account): by payment to a bank account in Australia of the payee nominated in writing by the payee; or

       (d) (Other manner): in any other manner specified by the payee and agreed to by the Manager and the Trustee.

 23.2  Satisfaction and Discharge

       Payment of any amount in accordance with clause 23.1 will be in satisfaction of the money payable and is a good discharge to the Manager and the Trustee.

 23.3  Cheques and Notices

       The Trustee must prepare or cause to be prepared all cheques and notices which are to be issued in relation to a Series Trust and stamp the same as required by law at the expense of the relevant Series Trust, and the Trustee must sign (by autographical, mechanical or other means) such cheques for despatch by the day on which they ought to be despatched.

 23.4  No Interest on Payment of Amounts to Investors After Due Date

       Except as may be provided in the Series Supplement relating to a Series Trust, interest does not accrue on any amount which is due to be paid to any Investor of the Series Trust in accordance with this Deed or the Series Supplement after the date on which that amount falls due for payment under this Deed or the Series Supplement. Without limiting the other rights of each Investor contained in this Deed, the Investor is not entitled to claim from the Trustee, any Nominated Servicer or the Manager or take any action against the Trustee, any Nominated Servicer or the Manager for an amount representing such interest or for any damages or loss suffered by the Investor for failure, or a delay, to pay any amount so due.

                                                                             67.
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 23.5  Deduction of Taxes

       (a) (Withholding Tax for non-residents): The Trustee or any person making payments on behalf of the Trustee may deduct interest withholding tax imposed by the Commonwealth of Australia from payments of interest in respect of the Securities to non-residents of the Commonwealth of Australia not carrying on business in the Commonwealth of Australia at or through a permanent establishment and to residents of the Commonwealth of Australia carrying on business at or through a permanent establishment outside the Commonwealth of Australia unless a certificate pursuant to section 221YM of the Tax Act is produced to the Trustee not later than close of business on the 2nd Business Day immediately preceding the relevant payment date.

       (b) (Tax file numbers): The Trustee or any person making payments on behalf of the Trustee may deduct tax-at-source on interest payments to each Securityholder at the highest personal marginal tax rate (plus levies) unless the Trustee receives from such Securityholder the tax file number of that Securityholder or evidence of any exemption the Securityholder may have from the need to advise the Trustee of such tax file number. The tax file number or appropriate evidence (as the case may be) must be received by the Trustee not less than 2 Business Days prior too the relevant payment date.

 23.6  Rounding Down of Payments

       Subject to the corresponding Series Trust, any payment to an Investor in relation to a Series Trust must be rounded down to the nearest cent.

 23.7  Payments Netting

       Notwithstanding any other provision of this Deed, if on any day the Trustee as trustee of a Series Trust is required under this Deed or a Series Supplement in relation to the Series Trust to make payments to a person or to credit an account in relation to a Series Trust and is also entitled or required to receive payments from that person or debit that account in relation to the Series Trust, unless otherwise directed by the Manager the Trustee is only obliged to pay or credit the amount (if a positive number) or to receive or debit (if a negative number) the difference between the amounts payable or required to be credited by the Trustee on that day less the amounts receivable or required to be debited by the Trustee on that day.

 24.   NOTICES

 24.1  Notices

       Any notice, request, certificate, approval, demand, consent or other communication to be given under this Deed:

       (a) (Authorised Officer): must be given by an Authorised Officer of the relevant party;

                                                                             68.

       (b)    (In writing): must be in writing; and

       (c) (Delivery): must be left at the address of the addressee or sent by prepaid ordinary post to the address of the addressee or by facsimile to the facsimile number of the addressee, specified in clause 24.2 or any other address or facsimile number any party may from time to time notify to the other parties as its address for service pursuant to this Deed.

 24.2  Initial addresses

       The initial address and facsimile numbers of the Trustee and the Manager are:

       (a)    (Trustee):  in the case of the Trustee:


              Address:      Perpetual Trustee Company Limited
                            Level 3, 39 Hunter Street, Sydney, NSW, 2000

              Facsimile: (02) 9221 7870

              Attention: Manager, Securitisation Services

       (b)    (Manager): in the case of the Manager:


              Address:      Securitisation Advisory Services Limited
                            Level 3, 85 Harrington Court, Sydney, NSW, 2000

              Facsimile: (02) 9378 2481

              Attention: Head of Securitisation

 24.3  Deemed Receipt

       A notice, request, certificate, demand, consent or other communication under this Deed is deemed to have been received:

       (a) (Delivery): where delivered in person, upon receipt at the relevant office;

       (b) (Post): where sent by post, on the third (seventh if outside Australia) day after posting;

       (c) (Fax): where sent by facsimile, on production by the dispatching facsimile machine of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient.

                                                                             69.

       However, if the time of deemed receipt of any notice is not before 5.30 pm local time on a Business Day at the address of the recipient it is deemed to have been received at the commencement of business on the next following Business Day.

 24.4  Notices to Investors

       Any notice required or permitted to be given to an Investor must be given by mail, postage prepaid, at the address of the Investor as shown in the Register. In the case of a Unit or Security held jointly the notice will be sent to the registered address of the joint Investor whose name stands first in the Register. Any notice so mailed within the time prescribed in this Deed is conclusively presumed to have been duly given, whether or not the Investor receives such notice. Notwithstanding the foregoing, any notice may be given to an Investor by an advertisement placed on a Business Day in The Australian Financial Review (or another nationally delivered newspaper).

 24.5  Information to Rating Agency by Manager

       The Manager must send the following information to each Rating Agency (if any) in relation to a Series Trust within a reasonable time of that information becoming available to it:

       (a) (Statistics): such statistics as the Rating Agency and the Manager agree relating to the performance of the Approved Financial Assets forming part of the Assets of the Series Trust;

       (b) (Notices): all notices and information sent to Investors of the Series Trust, including any notices of shortfalls in payments to the Securityholders;

       (c) (Notice of changes): any change in the appointment of the Manager, the Trustee or the Auditor or Nominated Servicer of the Series Trust;

       (d) (Insolvency Event information): any information relating to an Insolvency Event occurring in relation to the Manager, the Trustee or the Nominated Servicer or the Nominated Seller of the Series Trust;

       (e) (Accounts): the audited Accounts in relation to the Series Trust prepared at the end of each Financial Year of the Series Trust, together with a copy of the Auditor's report on those Accounts; and

       (f) (Other information): such other information, reports and materials required by the Series Supplement relating to the Series Trust.

 24.6  Manager to Notify Rating Agencies

       In addition to the information to be provided pursuant to clause 24.5, the Manager must give notice to each Rating Agency (if any) of a Series Trust and the Trustee, within a reasonable time of becoming aware, of any other event or occurrence in respect of the Series Trust which the Manager

                                                                             70.

       reasonably believes would materially and adversely affect the interests of the Investors in respect of that Series Trust or affect the rating assigned by the Rating Agency to any Securities in respect of that Series Trust.

 24.7  Late Notice

       The giving of late notice does not operate to release any party from its obligations under this Deed.

 25.   AMENDMENT TO TRUST DEED AND SERIES SUPPLEMENT

 25.1  Supplemental Deed of Variation

       Subject to the other provisions of this clause 25, the Trustee and the Manager may amend, add to or revoke any provision of this Deed or a Series Supplement (including this clause 25 .1) if the amendment, addition or revocation:

       (a) (Necessary or expedient): in the opinion of the Trustee or of a barrister or solicitor instructed by the Trustee is necessary or expedient to comply with the provisions of any statute, ordinance, regulation or by-law or with the requirement of any statutory authority;

       (b) (Manifest error): in the opinion of the Trustee is made to correct a manifest error or is of a formal, technical or administrative nature only;

       (c)    (Amendment to law): in the opinion of the Trustee, is:

              (i)   required by; or
              (ii)  a consequence of; or
              (iii) consistent with; or
              (iv)  appropriate or expedient as a consequence of,

              any amendment to any statute, regulation or altered requirements of any Governmental Agency (including, without limitation, any amendment, addition or revocation which is in the opinion of the Trustee appropriate or expedient as a result of any amendment to the Tax Act or any ruling by the Commissioner or Deputy Commissioner of Taxation or any government announcement or statement that has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to any of the Series Trusts);

       (d) (Relates to future Series Trusts): in the case only of this Deed, relates only to a Series Trust not yet constituted;

       (e) (Convenient): in the opinion of the Trustee, will enable the provisions of this Deed or a Series Supplement to be more conveniently, advantageously, profitably or economically administered; or

                                                                             71.

       (f) (Otherwise desirable): in the opinion of the Trustee is otherwise desirable for any reason.

 25.2  Amendments Prejudicial to Unitholders of a Class

       Subject to clause 25.3, if in the reasonable opinion of the Trustee any amendment, addition or revocation referred to in clauses 25.1(e) or (f) is likely to be prejudicial to the interests of a particular Class of Unitholders of a Series Trust, the amendment, addition or revocation may only be effected if the Unitholders of the Class pass an Extraordinary Resolution approving such amendment, addition or revocation.

 25.3  Amendments Prejudicial to all Unitholders of a Series Trust

       If in the reasonable opinion of the Trustee any amendment, addition or revocation referred to in clause 25.1(e) or (f) is likely to be prejudicial to the interests of all Unitholders in respect of a Series
       Trust:

       (a) (Extraordinary Resolution): the amendment, addition or revocation may be effected only if the Unitholders pass an Extraordinary Resolution approving such amendment, addition or revocation; and

       (b) (Class meetings not required): even if the proposed amendment, addition or revocation affects Unitholders of a particular Class, a separate Extraordinary Resolution is not required for each Class of Unitholders pursuant to clause 25.2.

 25.4  Amendments Prejudicial to Securityholders of a Class

       Subject to clause 25.5, if in the reasonable opinion of the Trustee any amendment, addition or revocation referred to in clause 25.1(e) or (f) is likely to be prejudicial to the interests of a particular Class of Securityholders in respect of a Series Trust, the amendment, addition or revocation may only be effected if the Securityholders of the Class pass an Extraordinary Resolution approving such amendment, addition or revocation.

 25.5  Amendments Prejudicial to all Securityholders of a Series Trust

       If in the reasonable opinion of the Trustee, any amendment, addition or revocation referred to in clause 25.1(e) or (f) is likely to be prejudicial to the interests of all Securityholders in respect of a Series Trust:

       (a) (Extraordinary Resolution): the amendment, addition or revocation may only be effected if the Securityholders in respect of that Series Trust pass an Extraordinary Resolution approving such amendment, addition or revocation; and

       (b) (Class meetings not required): even if the proposed amendment, addition or

                                                                             72.

              revocation affects Securityholders of a particular
              Class, a separate Extraordinary Resolution is not required for each Class of Securityholders pursuant to clause 25.4.

 25.6  Manager's Certificate Relating to Rating of Securities

       The Trustee must not amend, add to or revoke any provision of this Deed or a Series Supplement, unless except in relation to clause 25.1(d), the Trustee receives a certificate from the Manager that:

       (a) (Notice to Rating Agencies): 10 Business Days' prior written notice of the amendment, addition or revocation was given by the Manager to each Rating Agency (if any) of any Series Trust affected by the amendment, addition or revocation; and

       (b) (No downgrade): no such Rating Agency (if any) has advised the Manager that the amendment, addition or revocation if implemented will cause the then rating of the Securities by such Rating Agency to be withdrawn or downgraded.

 25.7  No Variation may Contradict Transaction Documents

       The Trustee may not amend, add to or revoke any provision of this Deed or a Series Supplement in respect of a Series Trust where such amendment, addition or revocation requires the consent of another party under any Transaction Document in respect of that Series Trust and such consent has not been obtained in accordance with the provisions of the relevant Transaction Document.

 26.   MEETINGS OF INVESTORS

 26.1  Convening of Meetings by Manager or Trustee

       The Manager or the Trustee may convene a meeting of the Investors, Securityholders, a Class of Securityholders, Unitholders or a Class of Unitholders (the "Relevant Investors") if required pursuant to this Deed or if it wishes to do so at any other time.

 26.2  Notice of Meetings

       (a) (Notice): Subject to clause 26.2(b) at least seven days' notice (inclusive of the day on which the notice is given and of the day on which the meeting is held) of a meeting of the Relevant Investors must be given to the Relevant Investors.

       (b) (Shorter notice): Notwithstanding clause 26.2(a), if it is so agreed by a majority in number of the Relevant Investors having the right to attend and vote at the meeting, being a majority that together hold at least 95% of the then outstanding Securities or Units corresponding to the meeting of the Relevant Investors, a resolution may be proposed and passed at a meeting of which less than seven days' notice has been given.

       (c) (Accidental omission does not invalidate): The accidental omission to give notice to or the non-receipt of notice by any Relevant Investor does not invalidate the

                                                                             73.

              proceedings at any meeting.

       (d) (Copies of notices): A copy of a notice convening a meeting must be given by the Trustee to the Manager.

       (e) (Manner of notice): Notice of a meeting must be given in the manner provided in this Deed.

       (f) (Details to be included in notice): A notice of a meeting of the Relevant Investors must specify:

              (i)   the day, time and place of the proposed meeting; and
              (ii)  the reason for the meeting being convened; and
              (ii)  the agenda of the business to be transacted at the meeting;
                    and
              (iv)  the terms of any proposed resolution; and
              (v) that the persons appointed to maintain the Register may for the purpose of determining those entitled to attend may not register any transfer of a Security or Unit (as the case may be) in the period of two Business Days prior to the meeting; and

              (vi) that appointments of proxies must be lodged no later than 24 hours prior to the time fixed for the meeting; and
              (vi) such additional information as the person giving the notice thinks fit.

 26.3  Chairman

       The chairman of a meeting must be a person (who need not be a Relevant Investor and who may be a representative of the Trustee) nominated by the Trustee.

 26.4  Quorum

       At any meeting any two or more persons present in person being Relevant Investors or Representatives holding or representing, in the aggregate not less than 67% of the Securities or Units corresponding to the meeting of the Relevant Investors and then outstanding will form a quorum for the transaction of business and no business (other than the choosing of a chairman) must be transacted at any meeting unless the requisite quorum is present at the commencement of business.

 26.5  Adjournment

       (a) (Adjournment): If within 15 minutes from the time appointed for any meeting a quorum is not present the meeting will stand adjourned (unless the Trustee agrees that it be dissolved) for such period, not being less than seven days nor more than 42 days, as may be appointed by the chairman. At such adjourned meeting two or more persons present in person being Relevant Investors holding, or being Representatives holding or representing, in the aggregate not less than 50% of the Securities or Units corresponding

                                                                             74.

              to the meeting of the Relevant Investors and then outstanding will form a quorum and will have the power to pass any resolution and to decide upon all matters which could properly have been dealt with at the meetings from which the adjournment took place had a quorum been present at such meeting.

       (b) (Place and time of adjourned meeting): The chairman may with the consent of (and must if directed by) any meeting adjourn the same from time to time and from place to place but no business must be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

       (c) (Notice of adjourned meeting): At least five days' notice of any meeting adjourned through want of a quorum must be given in the same manner as for the original meeting and such notice must state the quorum required at such adjourned meeting. It is not, however, otherwise necessary to give any notice of an adjourned meeting.

 26.6  Voting Procedure

       (a) (Voting): Every question submitted to a meeting must be decided in the first instance by a show of hands and in case of equality of votes the chairman has both on a show of hands and on a poll a casting vote in addition to the vote or votes (if any) to which he or she may be entitled as a Relevant Investor or as a Representative of a Relevant Investor.

       (b) (Poll): At any meeting, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman, the Trustee or the Manager or by one or more persons being Relevant Investors holding, or being Representatives holding or representing, in aggregate not less than 2% of the Securities or Units corresponding to the meeting of the Relevant Investors and then outstanding, a declaration by the chairman that a resolution has been carried by a particular majority or lost or not carried by any particular majority is conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

       (c) (Method of poll): If at any meeting a poll is so demanded, it must be taken in such manner and (subject as hereinafter provided) either at once or after such an adjournment as the chairman directs and the result of such poll will be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll will not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

       (d) (Poll for election of chairman or adjournment): Any poll demanded at any meeting on the election of a chairman or on any question of adjournment must be taken at the meeting without adjournment.

                                                                             75.

       (e)    (Representatives): Subject to clause 26.6(a), at any meeting:

              (i) on a show of hands every person being a Relevant Investor holding, or being a Representative holding or representing, then outstanding Securities or Units corresponding to the meeting of the Relevant Investors has one vote; and

              (ii) on a poll every person who is present has one vote for each Security or Unit corresponding to the meeting of the Relevant Investors and then outstanding that he or she holds or in respect of which he or she is a Representative. Any person entitled to more than one vote need not use all his or her votes or cast all his or her votes to which he or she is entitled in the same way.

 26.7  Right to Attend and Speak

       The Trustee and the Manager (through their respective representatives) and their respective financial and legal advisers are entitled to attend and speak at any meeting of Relevant Investors. No person is otherwise entitled to attend or vote at any meeting of Relevant Investors unless he or she holds outstanding Securities or Units corresponding to the meeting of the Relevant Investors or is a Representative holding or representing such Securities or Units.

 26.8  Appointment of proxies

       (a) (Proxy): Each appointment of a proxy must be in writing and, together (if so required by the Trustee) with proof satisfactory to the Trustee of its due execution, must be deposited (including by facsimile provided the original is received by the Trustee prior to the relevant meeting) at the registered office of the Trustee or at such other place as the Trustee designates or approves not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the named proxy proposes to vote and in default, the appointment of proxy will not be treated as valid unless the chairman of the meeting decides otherwise before such meeting or adjourned meeting proceeds to business. A notarially certified copy proof as aforesaid (if applicable) of due execution must if required by the Trustee be produced by the proxy at the meeting of adjourned meeting but the Trustee is not thereby obliged to investigate or be concerned with the validity of, or the authority of, the proxy named in any such appointment. The proxy named in any appointment of proxy need not be a Relevant Investor.

       (b) (Proxy votes valid): Any vote given in accordance with the terms of an appointment of proxy conforming with clause 26.8(a) will be valid notwithstanding the previous revocation or amendment of the appointment of proxy or of any of the Relevant Investor's instructions pursuant to which it was executed, provided that no intimation in writing of such revocation or amendment is received by the Trustee at its registered office or by the chairman of the meeting in each case not less than 24 hours before the commencement of the meeting or adjourned meeting at which the appointment of proxy is used.

                                                                             76.

 26.9  Corporate Representatives

       A person authorised pursuant to sections 249(3)-(6) of the Corporations Law by a Relevant Investor being a body corporate to act for it at any meeting is, in accordance with his or her authority until his or her authority is revoked by the body corporate concerned, entitled to exercise the same powers on behalf of that body corporate as that body corporate could exercise if it were an individual Relevant Investor and is entitled to produce evidence of his or her authority to act at any time before the time appointed for the holding of or at the meeting or adjourned meeting or for the taking of a poll at which he or she proposes to vote.

 26.10 Rights of Representatives

       A Representative of a Relevant Investor has the right to demand or join in demanding a poll and (except and to the extent to which the Representative is specially directed to vote for or against any proposal) has power generally to act at a meeting for the Relevant Investor. The Trustee, the Manager and any officer of the Trustee and the Manager may be appointed a Representative.

 26.11 Powers of a Meeting of Securityholders

       (a) (Powers): A meeting of Relevant Investors has, without prejudice to any rights or powers conferred on other persons by the Transaction Documents, only power exercisable by Extraordinary
              Resolution:

              (i) to sanction any action that the Trustee or the Manager proposes to take to enforce the provisions of any Transaction Document relating to the Relevant Investors;

              (ii) to sanction any proposal by the Manager or the Trustee, for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Relevant Investors against the Trustee or the Manager whether such rights arise under any Transaction Document or otherwise;

              (ii) to sanction the exchange or substitution of Securities or Units for or the conversion of Securities or Units into, other obligations or securities of the Trustee or any other body corporate formed or to be formed;

              (iv) pursuant to clause 25 to consent to any amendment, addition or revocation of this Deed proposed by the Trustee or the Manager;

              (v) to discharge or exonerate the Trustee, the Manager, the Nominated Seller or the Nominated Servicer from any liability in respect of any act or omission for which it may become responsible under any Transaction Document relating to the Relevant Investors; and

              (vi) to authorise the Trustee, the Manager or any other person to concur in and execute and do all such documents, acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution.

       (b) (Limitation): A meeting of Relevant Investors does not have power to, nor will any

                                                                             77.

              resolution submitted to the meeting propose or have the effect of:

              (i) removing the Trustee, the Manager or any Nominated Servicer from office, other than in accordance with the terms of this Deed or the corresponding Series Supplement;
              (ii)   interfering with the management of any Series Trust;
              (ii)   winding up or terminating any Series Trust; or
              (iv) disposing of, or otherwise dealing with, the Assets of any Series Trust.

 26.12 Extraordinary Resolution Binding on Relevant Investors

       An Extraordinary Resolution passed at a meeting of Relevant Investors duly convened and held in accordance with this Deed or passed in accordance with clause 26.14 is binding upon all the Relevant Investors whether or not present at such meeting and each of the Relevant Investors, the Trustee and the Manager are bound to give effect thereto accordingly provided that:

       (a) (If resolution affects particular Class): a resolution of all Relevant Investors which in its terms (or having regard to the terms of this Deed) affects a particular Class of Securityholders or Unitholders only, or in a manner different to the rights of the Relevant Investors generally, is not binding on the Securityholders or Unitholders of that particular Class unless the Securityholders or Unitholders of that particular Class have, by Extraordinary Resolution, agreed to be bound thereby; and

       (b) (If resolution affects a particular Investor): a resolution of Relevant Investors which in its terms (or having regard to the terms of this Deed) affects a particular Investor only, or in a manner different to the rights of all Investors of its Class generally, is not binding on that Investor unless it has agreed to be bound thereby.

 26.13 Minutes and Records

       Minutes of all resolutions and proceedings at every meeting of Relevant Investors must be made and duly entered in the books to be from time to time provided for that purpose by the Trustee and any such minutes as aforesaid if purporting to be signed by the chairman of the meeting at which such resolutions were passed or proceedings transacted or by the chairman of the next succeeding meeting of the Relevant Investors are conclusive evidence of the matters therein contained and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been made and signed as aforesaid are deemed to have been duly convened and held and all resolutions passed or proceedings transacted thereat to have been duly passed and transacted.

 26.14 Written resolutions

       Notwithstanding the preceding provisions of this clause 26, a resolution of Relevant Investors (including an Extraordinary Resolution) may be passed, without any meeting or previous notice being required, by an instrument or instruments in writing which has or have:

                                                                             78.

       (a) (Written resolution): in the case of a resolution (including an Extraordinary Resolution) of Relevant Investors, been signed by all Relevant Investors; and

       (b) (When effective): any such instrument is effective upon presentation to the Trustee for entry in the records referred to in clause 26.13.

 26.15 Further Procedures for Meetings

       Subject to all other provisions contained in this Deed, the Trustee may, without the consent of the Relevant Investors, prescribe such further regulations regarding the holding of meetings of Relevant Investors and attendance and voting thereat as the Trustee may in its sole discretion determine including particularly (but without prejudice to the generality of the foregoing) such regulations and requirements as the Trustee thinks reasonable:

       (a) (Regarding entitlement to vote): so as to satisfy itself that persons who purport to attend or vote at any meeting of the Relevant Investors are entitled to do so in accordance with this Deed; and

       (b) (Regarding Representatives): as to the form of appointment of a Representative.

 27.   MISCELLANEOUS

 27.1  Inspection of Transaction Documents

       A copy of the Transaction Documents (other than any Dealer Agreement) in relation to a Series Trust, together with all amendments, must at all times during usual business hours be made available by the Manager in Sydney for inspection (but not copying) by each Unitholder and Securityholder in respect of the Series Trust.

 27.2  Certificates by Manager

       Any statement or certificate by the Manager in relation to any act, matter, thing or state of affairs in relation to any of the Series Trusts, this Deed or any other Transaction Document will, in the absence of manifest error be final, and be binding and conclusive upon the Trustee, the Unitholders, the Securityholders and all other persons.

 27.3  Waivers, Remedies Cumulative

       Save as provided in this Deed, no failure to exercise and no delay in exercising on the part of the Trustee or the Manager of any right, power or privilege under this Deed shall will operate as a waiver, nor will any single or partial exercise of any right power or privilege preclude any other or further exercise of such right power or privilege, or the exercise of any other right, power or privilege.

                                                                             79.

 27.4  Rights Cumulative

       The rights, powers and remedies provided in this Deed are cumulative and not exclusive of the rights, powers or remedies provided by law independently of this Deed.

 27.5  Retention of Documents

       All applications for Securities, cancelled Security Certificates, Security Transfers and instruments of transmission must be retained by the Manager for a period of 7 years but on the expiration of 7 years from the date of any such document the same may be destroyed.

 27.6  Governing Law

       This Deed will be governed by and construed in accordance with the laws of the Australian Capital Territory.

 27.7  Jurisdiction

       (a) (Submission to Jurisdiction): The Trustee, the Manager, each Unitholder and each Securityholder, irrevocably submit to and accept, generally and unconditionally, the non-exclusive jurisdiction of the courts and appellate courts of the Australian Capital Territory with respect to any legal action or proceedings which may be brought at any time relating in any way to this Deed.

       (b) (Waiver of inconvenient forum): The Trustee, the Manager, each Unitholder and each Securityholder, irrevocably waives any objection it may now or in the future have to the venue of any such action or proceedings and any claim it may now or in the future have that any such action or proceeding has been brought in an inconvenient forum.

 27.8  Severability of Provisions

       In the event that any provision of this Deed is prohibited or unenforceable in any jurisdiction such provision will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Deed or affecting the validity or enforceability of such provision in any other jurisdiction.

 27.9  Counterparts

       This Deed may be executed in any number of counterparts and all of such counterparts taken together will be deemed to constitute one and the same instrument.

 27.10 No Revocation of Power of Attorney

       Each attorney, by signing this Deed, declares that he or she has not received any notice of the revocation of the power of attorney under which he or she signs this Deed.

                                                                             80.

EXECUTED as a deed.


SIGNED, SEALED AND DELIVERED                )
for and on behalf of                        )
SECURITISATION ADVISORY                     )
SERVICES PTY LIMITED,                       ) Signature of Alfonso del Rio
ACN 064 133 946, by Alfonso del Rio         ) Solicitor (ACT & NSW)
under a power of attorney dated 7 October   ) -------------------------------
1997 and registered number 109792,          ) (Signature of Attorney)
in the presence of:                         )
                                            )


Signature of Rachael Lewis
--------------------------
(Signature of Witness)


RACHAEL LEWIS
Solicitor, A.C.T.
--------------------------
(Name of Witness in Full)
SIGNED, SEALED AND DELIVERED                )
for and on behalf of PERPETUAL              )
TRUSTEE COMPANY LIMITED, ACN                )
000 001 007, by Merle Hunt                  ) Signature of Merle Hunt
under a power of attorney dated             ) -------------------------------
8 October 1997 and registered number        ) (Signature of Attorney)
109963, in the presence of:                 )


Signature of Rachael Lewis
-----------------------------
(Signature of Witness)


RACHAEL LEWIS
Solicitor, A.C.T.
-----------------------------
(Name of Witness in Full)

                                                                             81.